Exhibit 10.1

Receivables Financing Agreement Amendment No. 13

This Receivables Financing Agreement Amendment No. 13 (this “Amendment”), dated as of July 18, 2025, among Davey Receivables LLC, an Ohio limited liability company, as Borrower (together with its successors and assigns, the “Borrower”); The Davey Tree Expert Company, an Ohio corporation, in its individual capacity (“Davey Tree”) and as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); PNC Bank, National Association, as LC Bank (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”) and as a Lender, the other Lenders party hereto; and PNC Bank, National Association (“PNC”), as Administrative Agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

Whereas, the Borrower, the Servicer, the Lenders, the LC Bank and the Administrative Agent are party to that certain Receivables Financing Agreement dated as of May 9, 2016 (as amended prior to the date hereof, the “Financing Agreement”).

Whereas, the Borrower, the Servicer, the LC Bank, the Lenders and the Administrative Agent hereby agree to extend the Scheduled Termination Date and to make certain amendments to the Financing Agreement pursuant to the terms and conditions set forth herein.

Now, Therefore, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, the Borrower, the Servicer, the LC Bank, the Lenders and the Administrative Agent hereto agree as follows:

Section 1.      Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.

Section 2.      Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Financing Agreement, including the Exhibits thereto, shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the amended Financing Agreement attached as Exhibit A hereto.

Section 3.      Representations of the Borrower and the Servicer. Each of the Borrower and the Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article VII of the Financing Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).

Section 4.      Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date first written above upon the satisfaction of the following conditions precedent:

(a)     the Administrative Agent shall have received a fully executed counterpart of this Amendment;

(b)     the Administrative Agent shall have received a fully executed counterpart of that certain Sixth Amended and Restated Fee Letter dated as of the date hereof, and all fees due thereunder;

(c)     the Administrative Agent shall have received a fully executed counterpart of each other document listed on the attached Checklist;

(d)     each representation and warranty of the Borrower and the Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

(e)      no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

Section 5.      Joinder. Each of the parties hereto hereby agrees that Wells Fargo Bank, N.A., by its signature hereto hereby joins the Financing Agreement as a Lender. From and after the date hereof Wells Fargo Bank, N.A. hereby agrees to provide its Commitment and shall be a “Lender” with all rights of a Lender. The Lenders each agree to make such purchases and sales of interests in the outstanding Capital among themselves so that each Lender is then holding its pro rata share of the Capital outstanding. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

Section 6.      Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.      Electronic Signatures. Each party agrees that this Amendment and any documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 8.      Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.      Governing Law and Jurisdiction. The provisions of the Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

Section 10.      Miscellaneous. For the avoidance of doubt, this Amendment shall constitute a Transaction Document.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

Davey Receivables LLC

By:	/s/ Christopher J. Bast
Name: Christopher J. Bast
Title: Senior Vice President and Treasurer

The Davey Tree Expert Company,
as the Servicer

By:	/s/ Christopher J. Bast
Name: Christopher J. Bast
Title: Senior Vice President, Treasurer and Operations Support

Receivables Financing Agreement Amendment No. 13

3

PNC Bank, National Association, as Administrative Agent

By:	/s/ Michael Ferragonio
Name: Michael Ferragonio
Title: Senior Vice President

PNC Bank, National Association, as LC Bank and a Lender

By:	/s/ Michael Ferragonio
Name: Michael Ferragonio
Title: Senior Vice President

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Jonathan Rico
Name: Jonathan Rico
Title: Executive Director

Receivables Financing Agreement Amendment No. 13

Exhibit A

Conformed Version Through

Amendment No. ~~12~~13 dated as of July ~~19~~18, ~~2024~~2025

Receivables Financing Agreement

Dated as of May 9, 2016

by and among

Davey Receivables LLC,
as Borrower,

PNC Bank, National Association,
as Lender,

PNC Bank, National Association,
as LC Bank,

PNC Bank, National Association,
as Administrative Agent,

The Davey Tree Expert Company,
as initial Servicer

and

PNC Capital Markets LLC,
as Structuring Agent

Table of Contents

Section	Heading	Page

Article I	Definitions	1

Section 1.01.	Certain Defined Terms	1
Section 1.02.	Other Interpretative Matters	~~27~~31
Section 1.03.	SOFR Notifications	~~28~~32
Section 1.04.	Conforming Changes Relating to SOFR	~~28~~32
Section 1.05.	Benchmark Replacement Notification; Rates	32

Article II	Terms of the Loans	~~28~~33

Section 2.01.	Loan Facility	~~28~~33
Section 2.02.	Making Loans; Repayment of Loans	~~29~~33
Section 2.03.	Interest and Fees	~~30~~35
Section 2.04.	Records of Loans and Participation Advances	~~30~~35
Section 2.05.	Changes in Facility Limit	~~30~~35
Section 2.06.	Defaulting Lenders	36

Article III	Letter of Credit Facility	~~31~~37

Section 3.01.	Letters of Credit	~~31~~37
Section 3.02.	Issuance of Letters of Credit	~~31~~38
Section 3.03.	Requirements For Issuance of Letters of Credit	~~32~~38
Section 3.04.	Disbursements, Reimbursement	~~32~~39
Section 3.05.	Reserved	~~35~~42
Section 3.06.	Documentation	~~35~~42
Section 3.07.	Determination to Honor Drawing Request	~~36~~42
Section 3.08.	Nature of Reimbursement Obligations	~~36~~42
Section 3.09.	Indemnity	~~37~~43
Section 3.10.	Liability for Acts and Omissions	~~37~~44

Article IV	Settlement Procedures and Payment Provisions	~~39~~45

Section 4.01.	Settlement Procedures	~~39~~45
Section 4.02.	Payments and Computations, Etc.	~~41~~48
Section 4.03.	Sharing of Payments by Lenders	48
Section 4.04.	Administrative Agent’s Clawback	49

Article V	Increased Costs; Funding Losses; Taxes; Illegality and Security Interest	~~41~~49

Section 5.01.	Increased Costs	~~41~~49
Section 5.02.	Funding Losses	~~43~~51
Section 5.03.	Taxes	~~43~~51
Section 5.04.	Inability to Determine Term SOFR Rate; Change in Legality	~~48~~56
Section 5.05.	Security Interest	~~53~~62

-i-

Article VI	Conditions to Effectiveness and Credit Extensions	~~54~~62

Section 6.01.	Conditions Precedent to Effectiveness	~~54~~62
Section 6.02.	Conditions Precedent to All Credit Extensions	~~54~~63
Section 6.03.	Conditions Precedent to All Reinvestments	~~55~~63

Article VII	Representations and Warranties	~~55~~64

Section 7.01.	Representations and Warranties of the Borrower	~~55~~64
Section 7.02.	Representations and Warranties of the Servicer	~~60~~70

Article VIII	Covenants	~~64~~74

Section 8.01.	Covenants of the Borrower	~~64~~74
Section 8.02.	Covenants of the Servicer	~~73~~84
Section 8.03.	Separate Existence of the Borrower	~~79~~91

Article IX	Administration and Collection of Receivables	~~83~~95

Section 9.01.	Appointment of the Servicer	~~83~~95
Section 9.02.	Duties of the Servicer	~~84~~96
Section 9.03.	Collection Account Arrangements	~~85~~97
Section 9.04.	Enforcement Rights	~~85~~98
Section 9.05.	Responsibilities of the Borrower	~~87~~99
Section 9.06.	Servicing Fee	~~87~~99

Article X	Events of Default	~~88~~100

Section 10.01.	Events of Default	~~88~~100

Article XI	The Administrative Agent	~~91~~103

Section 11.01.	Authorization and Action	~~91~~103
Section 11.02.	Administrative Agent’s Reliance, Etc	~~92~~104
Section 11.03.	Administrative Agent and Affiliates	~~92~~104
Section 11.04.	Indemnification of Administrative Agent	~~92~~104
Section 11.05.	Delegation of Duties	~~93~~105
Section 11.06.	Action or Inaction by Administrative Agent	~~93~~105
Section 11.07.	Notice of Events of Default; Action by Administrative Agent	~~93~~105
Section 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~93~~105
Section 11.09.	Successor Administrative Agent	~~94~~106
Section 11.10.	Structuring Agent	~~94~~106
Section 11.11.	Erroneous Payments	107

Article XII	Reserved	~~94~~109

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Article XIII	Indemnification	~~94~~109

Section 13.01.	Indemnities by the Borrower	~~94~~109
Section 13.02.	Indemnification by the Servicer	~~97~~112

Article XIV	Miscellaneous	~~98~~113

Section 14.01.	Amendments, Etc	~~98~~113
Section 14.02.	Notices, Etc	~~99~~114
Section 14.03.	Assignability; Addition of Lenders; Participations	~~99~~115
Section 14.04.	Costs and Expenses	~~101~~117
Section 14.05.	No Proceedings	~~102~~118
Section 14.06.	Confidentiality	~~102~~118
Section 14.07.	Governing Law	~~103~~119
Section 14.08.	Execution in Counterparts	~~103~~119
Section 14.09.	Integration; Binding Effect; Survival of Termination	~~104~~119
Section 14.10.	Consent to Jurisdiction	~~104~~120
Section 14.11.	Waiver of Jury Trial	~~104~~120
Section 14.12.	Ratable Payments	~~104~~120
Section 14.13.	Limitation of Liability	~~105~~120
Section 14.14.	Intent of the Parties	~~105~~121
Section 14.15.	USA Patriot Act Notice	~~105~~ 21
Section 14.16.	Right of Setoff	~~106~~122
Section 14.17.	Severability	~~106~~122
Section 14.18.	Mutual Negotiations	~~106~~122
Section 14.19.	Captions and Cross References	~~106~~122
Section 14.20.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	122
Section 14.21.	Acknowledgement Regarding Any Supported QFCs	123

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Exhibits

Exhibit A	–	Form of Loan Request and LC Request
Exhibit B	–	Fiscal Months
Exhibit C	–	Reserved
Exhibit D	–	Form of Letter of Credit Application
Exhibit E	–	Credit and Collection Policy
Exhibit F	–	Form of Information Package
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	Closing Memorandum
Exhibit I	–	~~Form of Increase Request~~[Reserved]
Exhibit J	–	Form of Assignment and Acceptance Agreement

Schedules

Schedule I	–	Commitments
Schedule II	–	Lock-Boxes, Collection Accounts and Collection Account Banks
Schedule III	–	Notice Addresses
Schedule IV	–	Reserved
Schedule V	–	Specified Obligors

-iv-

This Receivables Financing Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 9, 2016 by and among the following parties:

(i)              Davey Receivables LLC, an Ohio limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)             ~~PNC Bank, National Association as a Lender~~the Persons from time to time party hereto as Lenders;

(iii)            PNC Bank, National Association, as LC Bank (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”);

(iv)            PNC Bank, National Association (“PNC”), as Administrative Agent;

(v)            The Davey Tree Expert Company, an Ohio corporation, in its individual capacity (“Davey Tree”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and

(vi)            PNC Capital Markets LLC, a Pennsylvania limited liability company, as Structuring Agent.

Preliminary Statements

The Borrower has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Receivables Purchase Agreement. The Borrower has requested (a) that the Lenders make Loans from time to time to the Borrower and (b) that the LC Bank issue Letters of Credit for the account of the Borrower from time to time, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.      Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer, the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that (i) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement, and (ii) may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than thirty (30) days prior written notice to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Adjusted LC Amount” means, at any time of determination, the greater of (i) the LC Amount minus the amount of cash collateral held in the LC Collateral Account at such time and (ii) zero ($0).

“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(c).

~~“Administrative Agent’s Account” means the account from time to time designated by the Administrative Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the Credit Parties hereunder.~~

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means each Credit Party.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a). For purposes of this definition, control of a Person means the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Aggregate Capital at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-~~Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.~~Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other Applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Borrower-Related Party is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other Applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Borrower-Related Party is located or doing business.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party to the extent applicable to such Person or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee, and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit J hereto.

“Attorney Costs” means and includes all reasonable fees, costs, expenses and disbursements of any law firm or other external counsel and all reasonable disbursements of internal counsel.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and for the LC Bank or any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greatest of:

(a)            the rate of interest in effect for such day as publicly announced from time to time by the LC Bank or such Lender as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the LC Bank or applicable Lender based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer;

(b)            0.50% per annum above the Overnight Bank Funding Rate in effect on such day; and

(c)            1.00% above per annum above Daily 1M SOFR in effect on such day plus the SOFR Adjustment;

provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero.

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Capital Stock; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Bill Plan Receivables” means a Receivable that has been fully earned and that is related to a Contract that allows for invoicing in installments over a specified period.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by any Credit Party of any applicable International Trade Law if the Credit Parties were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest with respect thereto, reimbursement for drawings under the Letters of Credit, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower-Related Party” means each of the Borrower, the Servicer, the Performance Guarantor, the Originators and any other Affiliate of the Performance Guarantor from time to time party to any Transaction Document.

“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the aggregate Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Adjusted LC Amount at such time, plus (C) the Aggregate Interest at such time, plus (D) the aggregate accrued and unpaid Fees at such time, plus (E) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (F) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (G) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Receivables Pool Balance at such time, minus (b) the Total Reserves at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital plus the Adjusted LC Amount at such time, exceeds (b) the lesser of (i) Borrowing Base at such time and (ii) the Facility Limit at such time.

“Breakage Fee” means (i) for any Settlement Period for which Interest is computed by reference to SOFR and a reduction of Capital is made for any reason on any day other than a Settlement Date or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) which would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Pittsburgh, Pennsylvania or New York City, New York; provided that, when used in connection with an amount that accrues Interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital” means, with respect to any Lender, without duplication, the aggregate amounts (i) paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, (ii) paid by such Lender to the LC Bank in respect of a Participation Advance made by such Lender to the LC Bank pursuant to Section 3.04(b) and (iii) with respect to a Lender that is the LC Bank, paid by the LC Bank with respect to all drawings under the Letter of Credit (including, for the avoidance of doubt, Reimbursement Obligations) to the extent such drawings have not been reimbursed by the Borrower or funded by Participation Advances, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Certificate of Beneficial Ownership” means, for the Borrower, a certificate in form and substance acceptable to the Administrative Agent (as such form may be amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“Change in Control” means the occurrence of any of the following:

(a)            Davey Tree ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower, free and clear of all Adverse Claims;

(b)            Davey Tree ceases to own 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of any Originator (other than Davey Tree); or

(c)            (A) the acquisition, or, if earlier, the shareholder or director approval of the acquisition, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Davey Tree; (B) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Davey Tree by Persons who were neither (i) nominated by the board of directors of Davey Tree nor (ii) appointed by directors so nominated; or (C) the approval by the shareholders or directors of Davey Tree of a plan of complete liquidation of Davey Tree or an agreement or agreements for the sale or disposition by Davey Tree of all or substantially all of Davey Tree’s assets; provided that purchases or other acquisitions of equity interests by, and sales or other transfers of equity interests to or within the Davey ESOP in accordance with its terms shall not be deemed or construed to cause, trigger or otherwise result in a Change in Control.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means May 9, 2016.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.05(a).

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections with respect to such Pool Receivable, (c) all proceeds of all Related Security with respect to such Pool Receivable, and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Lender or the LC Bank, as applicable, the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule I or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction ~~or an increase~~ in the Facility Limit pursuant to Section 2.05. If the context so requires, “Commitment” also refers to the LC Bank’s or a Lender’s obligation to make Loans, make Participation Advances and/or issue Letters of Credit hereunder in accordance with this Agreement.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Concentration Percentage” means (i) for any Group A Obligor, 20.00%, (ii) for any Group B Obligor, 15.00%, (iii) for any Group C Obligor, 10.00% and (iv) for any Group D Obligor, 5.00%.

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentage of the Group B Obligors, and (d) the largest Obligor Percentage of the Group A Obligors.

“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,”~~,~~ timing and frequency of determining rates and making payments of ~~Interest,~~interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings, pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Davey Tree or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Covered Entity” shall mean (a) each of the Borrower, the Servicer, each Originator and each of Davey Tree’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date or, if later, at the time such Person became an Originator, and described in Exhibit E, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan or the issuance of any Letter of Credit or any modification, extension or renewal of any Letter of Credit.

“Credit Party” means the LC Bank, each Lender and the Administrative Agent.

“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 404-410 of the EU Capital Requirements Regulation (including Article 122a of the Banking Consolidation Directive), in each case, together with the rules and regulations thereunder.

“Daily 1M SOFR” means, for any day, the rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, at PNC’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.

“Davey ESOP” means The Davey 401KSOP and Employee Stock Ownership Plan (March 1, 2003 Restatement), as amended.

“Davey Tree” has the meaning set forth in the preamble to this Agreement.

“Davey Tree Group” has the meaning set forth in Section 8.03(c).

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) an amount equal to (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate or currency hedges or (vi) any Guaranty of any such Debt.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables other than Specified Obligor Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the Fiscal Month that is eight (8) Fiscal Months before such month.

“Defaulted Receivable” means a Receivable:

(a)            as to which any payment, or part thereof, remains unpaid for 241 days or more from the original invoice date for such payment;

(b)            as to which any payment, or part thereof, remains unpaid for less than or equal to 240 days from the original invoice date for such payment and consistent with the Credit and Collection Policy, has been or should be written off the applicable Originator’s or the Borrower’s books as uncollectible; or

(c)            without duplication, as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto unless such Receivable is an Eligible Chapter 11 Receivable;

provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Defaulting Lender” means, subject to Section 2.06(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.06(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day other than Specified Obligor Receivables, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 151 days or more from the original invoice date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the two (2) most recently ended Fiscal Months (including such Fiscal Month), by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. The numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than any Deemed Collections with respect to any Receivables that were both (I) generated by an Originator during such Fiscal Month and (II) written off the applicable Originator’s or the Borrower’s books as uncollectible during such Fiscal Month), by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the Fiscal Month that is one (1) month prior to such Fiscal Month.

“Dilution Reserve Percentage” means, on any day, the product of (a) the sum of (i) the product of (x) 2.25, multiplied by (y) the arithmetic average of the Dilution Ratios for the twelve most recent Fiscal Months, plus (ii) the Dilution Volatility Component, multiplied by (b) the Dilution Horizon Ratio.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage) of: (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months times (b) a fraction equal to (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Drawing Date” has the meaning set forth in Section 3.04(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means (i) the LC Bank, each Lender or any of their Affiliates and (ii) any other financial institution of recognized standing having capital and surplus in excess of $500,000,000.

“Eligible Chapter 11 Receivable” means, at any time of determination, a Pool Receivable:

(a)            the related Obligor of which is the debtor in a case pending under Chapter 11 of the Bankruptcy Code;

(b)            with respect to which a final order has been entered by the applicable United States Bankruptcy Court having jurisdiction over the related Obligor that (i) authorizes and approves the assumption of the related Contract that gave rise to such Pool Receivable, (ii) authorizes the related Obligor to perform (prior to assumption) post-petition under the terms of the Contract that gave rise to such Pool Receivable and (iii) has not been subsequently stayed, reversed or vacated;

(c)            that has been approved by the Administrative Agent in its sole discretion; provided, however, that the Administrative Agent may revoke any such approval upon no less than five (5) Business Days’ prior written notice to the Borrower.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)            the Obligor of which is: (i) a U.S. Obligor; (ii) not a Sanctioned Person; (iii) not an Affiliate of the Borrower, the Servicer or any Originator; (iv) not the Obligor with respect to Defaulted Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; and (v) not a Specified Obligor; provided that this clause (v) shall not apply to any Pool Receivable that is an Eligible Chapter 11 Receivable;

(b)            for which an Insolvency Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto unless such Pool Receivable is an Eligible Chapter 11 Receivable;

(c)            that is denominated and payable only in U.S. dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America;

(d)            that is neither a Defaulted Receivable nor a Delinquent Receivable;

(e)            in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Governmental Authority);

(f)            that does not have a due date which is 31 days or more after the original invoice date of such Receivable;

(g)            that satisfies all applicable requirements of the Credit and Collection Policy;

(h)            that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(i)            that arises under a Contract for the sale of goods or services entered into on an arm’s length basis in the ordinary course of the applicable Originator’s business;

(j)            that is not subject to (i) any dispute, litigation, set-off, counterclaim, hold back, right of rescission or any other defense against the applicable Originator (or any assignee of such Originator) (including, without limitation, customer deposits, advance payments and similar items (including payments related to unearned revenues)), (ii) any Adverse Claim, or (iii) any netting arrangements with the related Obligor, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given right to such Receivable; provided, however, that if such dispute, litigation, set-off, counterclaim, hold back, right of rescission or other defense or Adverse Claim affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;

(k)            that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02 of this Agreement;

(l)            that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(m)            for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(n)            that has been transferred by an Originator (or, in the case of Davey Tree, contributed) to the Borrower pursuant to the Receivables Purchase Agreement, and with respect to which transfer all conditions precedent under the Receivables Purchase Agreement have been met;

(o)            that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or the Borrower, and the related goods or merchandise shall have been delivered and/or all services performed other than, in the case of an Eligible Unbilled Receivable, the billing or invoicing of such Receivable; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be excluded;

(p)            with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Receivables Purchase Agreement have been duly obtained, effected or given and are in full force and effect;

(q)            that constitutes an “account” or a “general intangible” as defined in the UCC, and that is not evidenced by instruments or chattel paper;

(r)            that is an Eligible Unbilled Receivable;

(s)            that does not arise from the sale of as-extracted collateral, as such term is used in the UCC;

(t)            that (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract, and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance; and

(u)            that does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP and (b) not more than ninety (90) days have expired since the date such Unbilled Receivable arose.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means, the sum of the following amounts, without duplication:

(a)             the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) an amount equal to the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)             the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables, over (ii) the product of (x) 40.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c)             the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables the Obligor of which is the government of the United States of America or any agency, authority, department or instrumentality of the government of the United States of America, over (ii) the product of (x) 4.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(d)            the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Bill Plan Receivables, over (ii) the product of (x) 10.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool. Notwithstanding the foregoing, the ~~Administrative Agent~~Required Lenders may at any time reduce the percentage set forth in this clause (d) (including to zero percent) upon five (5) Business Days’ prior written notice to the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of the LC Bank or any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the LC Bank or a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the LC Bank or such Lender with respect to an applicable interest in any Capital or Commitment pursuant to a law in effect on the date on which (i) the LC Bank or such Lender makes a Loan or its Commitment arises or (ii) the LC Bank or such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to the LC Bank’s or such Lender’s assignor immediately before the LC Bank or such Lender became a party hereto or to the LC Bank or such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Limit” means $~~125,000,000~~175,000,000 as ~~increased or~~ reduced from time to time pursuant to Section 2.05~~, as applicable; provided, however, the Facility Limit shall not exceed $150,000,000 at any time~~. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the sum of (i) the Aggregate Capital plus (ii) the LC Amount at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) the LC Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn, (iii) all other Borrower Obligations shall have been paid in full, (iv) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full, and (v) all accrued Servicing Fees have been paid in full.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“Fiscal Month” means each fiscal month as specified on Exhibit B hereto.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Acts” has the meaning set forth in Section 3.09.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “A+” or better by S&P on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “A1” or better by Moody’s on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group B Obligor”, “Group C Obligor” or “Group D Obligor”, in which case such Obligor shall be separately treated as a Group B Obligor, a Group C Obligor or a Group D Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group B Obligor” means an Obligor that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “BBB+” to “A” by S&P on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “Baal” to “A2” by Moody’s on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group C Obligor” or “Group D Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group C Obligor or a Group D Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group C Obligor” means an Obligor that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “BBB-” to “BBB” by S&P on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “Baa3” to “Baa2” by Moody’s on such Obligor’s long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group D Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group D Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor that is not rated by either Moody’s or S&P shall be a Group D Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group D Obligor” shall be deemed to be a Group D Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” has the meaning set forth in Section 8.03(c).

“Information Package” means a report, in substantially the form of Exhibit F.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest” means, with respect to any Capital during any Settlement Period (or portion thereof), the amount of interest accrued on such Capital during such Settlement Period (or portion thereof) in accordance with Section 2.03.

“Interest Rate” means, (i) for any day with respect to any Capital, an interest rate per annum equal to the Term SOFR Rate plus the SOFR Adjustment (or if the Base Rate is applicable to the LC Bank or such Lender pursuant to Section 5.04, the Base Rate in effect on such day) and (ii) for any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the Base Rate in effect on such day and (ii) the Term SOFR Rate plus the SOFR Adjustment; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, however, that Interest in respect of any Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“International Trade Laws” means all Applicable Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit C to the Receivables Purchase Agreement (appropriately completed), that has been duly executed by the applicable Originator and the Borrower pursuant to which such Originator becomes a party to the Receivables Purchase Agreement and which sets forth certain terms and conditions applicable to such Originator under such Receivables Purchase Agreement.

“LC Amount” means at any time of determination, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account at any time designated as the LC Collateral Account established and maintained with the LC Bank by the Administrative Agent (for the benefit of the LC Bank and the Lenders), or such other account as may be so designated as such by the Administrative Agent.

“LC Fee Expectation” has the meaning set forth in Section 3.04(b).

“LC Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent, the LC Bank and the Lenders pursuant to Section 3.02(a).

“Lenders” means PNC and each other Person that becomes a party to this Agreement in the capacity of a “Lender”.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank at the request of the Borrower pursuant to this Agreement.

“Letter of Credit Application” has the meaning set forth in Section 3.02(a).

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and each Lender pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Loss Horizon Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the seven (7) most recent Fiscal Months ending prior to such time of determination; plus (ii) the product of (x) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the preceding eighth (8th) most recent Fiscal Month ending prior to such time of determination multiplied by (y) 0.20; by (b) the Net Receivables Pool Balance as of such date.

“Loss Reserve Percentage” means, at any time of determination, the product of (a) 2.25, multiplied by (b) the highest arithmetic average of the Default Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.

“Material Adverse Effect” means, relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Borrower, the Servicer and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:

(a)             the assets, operations, business or financial condition of such Person with its consolidated Subsidiaries, taken as a whole;

(b)             the ability of any such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)             the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectability of any material portion of the Pool Receivables;

(d)             the status, perfection, enforceability or priority of the Administrative Agent’s or the Borrower’s security interest in the Collateral; or

(e)             the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Maturity Date” means the earlier to occur of (a) the date occurring twelve (12) months following the Scheduled Termination Date and (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01.

“Minimum Dilution Reserve Percentage” means, at any time of determination, the product of (a) the average of the Dilution Ratios for the twelve most recent Fiscal Months ended that are covered by the most recently delivered Information Package, multiplied by (b) the Dilution Horizon Ratio for the most recent Fiscal Month ended that is covered by the most recently delivered Information Package.

“Monthly Settlement Date” means the 25th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Servicer, any Originator, the Performance Guarantor or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notice Date” has the meaning set forth in Section 3.02(b).

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor minus the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

~~“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.~~

“Order” has the meaning set forth in Section 3.10.

“Originator” and “Originators” means Davey Tree and each other Person identified as such in the Receivables Purchase Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrative Agent.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Capital, LC Amount or Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Participant” has the meaning set forth in Section 14.03(a).

“Participant Register” has the meaning set forth in Section 14.03(e).

“Participation Advance” has the meaning set forth in Section 3.04(c).

~~“Patriot Act” has the meaning set forth in Section 14.15.~~

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Borrower or any other member of the Controlled Group may have any liability, contingent or otherwise.

“Performance Guarantor” means Davey Tree.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.

“PINACLE Agreement” means a separate written agreement between Borrower and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.

“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Ratable Share” means, at any time of determination, with respect to the LC Bank or any Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate Capital funded by the LC Bank or such Lender at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Receivables Purchase Agreement prior to the Termination Date.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Receivables Purchase Termination Event” means an event that causes the “Termination Date” to occur under the Receivables Purchase Agreement.

“Register” has the meaning set forth in Section 14.03(b).

“Reimbursement Obligation” has the meaning set forth in Section 3.04(a).

“Reinvestment” has the meaning set forth in Section 4.01(a).

“Related Security” means, with respect to any Receivable:

(a)             all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b)            all instruments and chattel paper that may evidence such Receivable;

(c)            all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)            all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

(e)            all of the Borrower’s rights, interests and claims under the Receivables Purchase Agreement and the other Transaction Documents.

“Reportable Compliance Event” ~~shall mean~~means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, ~~or~~ custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with a Governmental Authority in connection with any Anti-~~Terrorism~~Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-~~Terrorism~~Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations ~~is in actual or probable~~represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would cause any Person hereunder (including any Credit Party and any underwriter, advisor, investor, or otherwise) to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Credit Extensions hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any Collateral qualifies as Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the International Trade Law- or Anti-~~Terrorism~~Corruption Law-specific representations and covenants herein.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Lenders” means~~: (a) if there exists fewer than two (2) Lenders,~~ one or more Lenders (excluding any Defaulting Lender) and the LC Bank representing more than 50% of the aggregate Ratable Shares of all Lenders (excluding any Defaulting Lender) and the LC Bank; ~~and (b) if~~provided, however, that at any time that there exist two (2) or more Lenders~~, Lenders together with~~ (excluding any Defaulting Lender), “Required Lenders” shall also mean at least two (2) Lenders (excluding any Defaulting Lender) and the LC Bank~~, having aggregate Ratable Shares greater than 50%~~.

“Required Capital Amount” means $6,000,000.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” has the meaning set forth in Section 8.01(s).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned ~~Country~~Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject ~~to a~~or target of comprehensive U.S. sanctions ~~program identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time.~~.

~~“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource center/sanctions/SDN List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.~~

“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.

“Scheduled Termination Date” means July ~~20~~17, ~~2025~~2026.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amount” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

“Settlement Date” means (i) prior to an Event of Default that is continuing or the occurrence of the Termination Date, the Monthly Settlement Date and (ii) during the occurrence and continuance of an Event of Default or on and after the Termination Date, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the LC Bank and Required Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the LC Bank and Required Lenders) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Period” means: (a) before the Termination Date: (i) initially the period commencing on the Closing Date and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the LC Bank and Required Lenders) or, in the absence of any such selection, each period of thirty (30) days from the last day of the preceding Settlement Period.

“Six-Month Average Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the six most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) an amount equal to (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the six most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 180.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means an interest rate per annum equal to ten basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to 0 basis points (0.00%).

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Specified Obligor” means, from time to time, each Obligor identified on Schedule V, as such Schedule may be amended, modified or supplemented from time to time with the written consent of the Borrower and the Administrative Agent.

“Specified Obligor Receivable” means a Pool Receivable other than an Eligible Chapter 11 Receivable the related Obligor of which is a Specified Obligor.

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Subordinated Note” has the meaning set forth in the Receivables Purchase Agreement.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a one (1) month period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such one month period of determination, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (New York City time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.05.

“Total Reserves” means, at any time of determination, the product of (a) the sum of (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Dilution Reserve Percentage plus the Loss Reserve Percentage, multiplied by (b) the Net Receivables Pool Balance on such day.

“Transaction Documents” means this Agreement, the Receivables Purchase Agreement and each Joinder Agreement thereto, the Account Control Agreements, the Fee ~~Letter~~Letters, each Subordinated Note, the Performance Guaranty, the Letter of Credit Applications and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.

“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Reserve Percentage” means, at any time of determination:

1.50 x DSO x (BR + SFR)
360

where:

BR	=	the Base Rate at such time;

DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

SFR	=	the Servicing Fee Rate.

Section 1.02.         Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule,” “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day, and (l) the term “or” is not exclusive.

Section 1.03.          SOFR Notifications. Section 5.04(c) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

Section 1.04.          Conforming Changes Relating to SOFR. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower, the LC Bank and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Section 1.05.          Benchmark Replacement Notification; Rates . Section 5.04 provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, the administration, submission or any other matter related to any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

Terms of the Loans

Section 2.01.          Loan Facility . Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, each Lender, severally and not jointly, agrees to make Loans to the Borrower on a revolving basis, ratably in accordance with its Commitment from time to time prior to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:

(a)             the Aggregate Capital plus the LC Amount would exceed the Facility Limit at such time; or

(b)            the Aggregate Capital plus the Adjusted LC Amount would exceed the Borrowing Base at such time.

Section 2.02.         Making Loans; Repayment of Loans . (a) Each Loan hereunder shall be made at the written request from the Borrower to the Administrative Agent and each Lender in the form of a Loan Request attached hereto as Exhibit A; provided that, at any time when PNC (or an Affiliate thereof) is ~~both~~ the Administrative Agent and the ~~sole Lender hereunder, if the~~ Borrower ~~enters~~has entered into a ~~separate written agreement with the Administrative Agent regarding Administrative Agent’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrative Agent)~~PINACLE Agreement, then any request for a Loan made by the Borrower using ~~such service~~PINACLE shall constitute a Loan Request~~, and each Loan made pursuant to such service shall be made on the date such Loan Request is received by the Administrative Agent. Otherwise, each such request for a Loan shall be made~~. Each Loan Request (1) shall be made by Borrower no later than (x) in the case of a Loan Request made pursuant to PINACLE, 12:00 ~~p.m.~~noon Eastern Time on the proposed date of such Loan, or (~~it being understood~~y) in the case of any other Loan Request, 12:00 noon Eastern Time on the proposed date of such Loan; provided that any ~~such request~~Loan Request made after such applicable time shall be deemed to have been made on the following Business Day~~)~~, and (2) shall specify (i) the amount of the Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) other than for a Loan Request made pursuant to PINACLE, the allocation of such amount among the Lenders, ~~(~~which shall be ratable based on the Commitments~~)~~, (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made, ~~(~~which shall be a Business Day~~)~~. If a Loan Request is deemed to have been made on the following Business Day pursuant to the parentheticals above and such Loan Request requests a Loan to be made prior to such following Business Day, such Loan Request shall be deemed to request that such Loan be made on such following Business Day.

(b)            On the ~~requested~~ date of each Loan~~,~~ specified in the ~~Lenders~~applicable Loan Request, each Lender shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth ~~in this Article II, make available~~herein, remit to the ~~Borrower~~Administrative Agent, in same day funds ~~an aggregate amount equal to the amount of such Loans requested, at~~to the account ~~set forth in the related Loan Request~~specified by the Administrative Agent for such purpose, such Lender’s ratable share of such Loan (as determined pursuant to Section 2.01) such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.02 and the other conditions set forth herein, fund such Loan to the Borrower on the date of such Loan; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds such Lender’s portion of such Loan on the date thereof, and such Lender shall be subject to the repayment obligation in Section 4.04(a).

(c)             Each Lender’s obligation shall be several, such that the failure of any Lender to make available to the Administrative Agent or the Borrower any funds in connection with any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Lender shall be responsible for the failure of any other Lender to make funds available to the Administrative Agent or the Borrower in connection with any Loan hereunder).

(d)             The Borrower shall repay in full the Aggregate Capital and the Adjusted LC Amount, together with all accrued and unpaid Interest, Fees and other Borrower Obligations, of each Lender on the Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the Aggregate Capital to the extent required to eliminate any Borrowing Base Deficit and as otherwise required under Section 4.01. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the Aggregate Capital ~~(i)~~on any Business Day if, at ~~any~~such time ~~when~~ , (A)  PNC (or an Affiliate thereof) is ~~both~~ the Administrative Agent ~~and the sole Lender hereunder, and to the extent the~~ , (B) Borrower has entered into a ~~separate written agreement with the Administrative Agent regarding Administrative Agent’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrative Agent) pursuant to Section 2.02(a) hereof~~PINACLE Agreement and (C) such prepayment is made with PINACLE; provided, ~~on~~that any ~~Business Day, or (ii) upon same-day written notice no later than~~such prepayment made with PINACLE after 12:00 ~~p.m.~~noon Eastern Time on ~~the proposed date of such prepayment (it being understood that any such notice made after such time~~any day shall be deemed to have been made on the ~~following~~next occurring Business Day~~) to the Administrative Agent and each Lender; provided, however, that each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000~~.

(e)             In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (a) Capital of the LC Bank and each Lender in excess of its Commitment as proposed to be reduced and (b) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.

Section 2.03.          Interest and Fees . (a) On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to the LC Bank, the Lenders, the Structuring Agent and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in this Agreement and the fee letter agreements from time to time entered into, among the Borrower, the applicable Lenders and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b)            The Capital shall accrue Interest on each day when such Capital remains outstanding at the then applicable Interest Rate. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Settlement Period on the immediately following Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

Section 2.04.          Records of Loans and Participation Advances. Each Lender shall record in its records, the date and amount of Capital and each Participation Advance made by such Lender, the Interest Rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(b), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital, together with all Interest accruing thereon and all other Borrower Obligations.

Section 2.05.         Changes in Facility Limit. (a) ~~The Borrower may, on any Business Day prior to the Termination Date, request an increase to the Facility Limit by delivering to the Administrative Agent a request substantially in the form attached as Exhibit I hereto (each, an “Aggregate Facility Limit Increase Request”) or in such other form as may be acceptable to the Administrative Agent at least ten (10) Business Days prior to the desired effective date of such increase (the “Aggregate Facility Limit Increase”); provided, however, that (i) any increase of the Facility Limit will require the consent and approval of the Administrative Agent, the LC Bank and the Lenders in their respective sole discretion, (ii) any incremental increase of the Facility Limit shall be in an amount not less than $1,000,000 and shall be in an integral multiple of $100,000 in excess thereof, (iii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Aggregate Facility Limit Increase, and (iv) all conditions precedent to the making of any Credit Extension contained in Section 6.02 hereof shall be satisfied immediately after giving effect to such Aggregate Facility Limit Increase. The effective date of an Aggregate Facility Limit Increase shall be agreed upon by the Borrower, the Administrative Agent, the LC Bank and the Lenders in the Aggregate Facility Limit Increase Request. The Borrower agrees to pay any reasonable expenses incurred by the Administrative Agent, the LC Bank and the Lenders relating to any Aggregate Facility Limit Increase. Notwithstanding anything herein to the contrary, neither the LC Bank nor any Lender shall have any obligation to increase its Commitment, and no Commitment of the LC Bank or Lender shall be increased without its consent thereto, and the LC Bank and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.~~[Reserved]

(b)             In connection with any reduction of the Facility Limit, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction, (ii) for payment to the LC Bank or any Lender, cash in an amount sufficient to pay (x) any Loans and (y) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Facility Limit being effected to the amount of the Facility Limit prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Facility Limit being reduced or has arisen solely as a result of such reduction, all of such portion). Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first, pro rata, to the outstanding Loans, and second, to the payment of the remaining outstanding Borrower Obligations with respect to such reduction by paying such amounts to the Credit Party entitled thereto.

Section 2.06.         Defaulting Lenders.

(a)             Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)              Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders.

(ii)             Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 4.01(a) or otherwise) or received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions specified in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees. Notwithstanding anything to the contrary in the applicable Fee Letter, no Defaulting Lender shall be entitled to receive any Commitment Fee accrued for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III

Letter of Credit Facility

Section 3.01.         Letters of Credit. (a) Subject to the terms and conditions hereof and the satisfaction of the applicable conditions set forth in Article VI, the LC Bank shall issue or cause the issuance of Letters of Credit on behalf of the Borrower (and, if applicable, on behalf of, or for the account of, an Originator or an Affiliate of such Originator in favor of such beneficiaries as such Originator or an Affiliate of such Originator may elect with the consent of the Borrower); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto:

(i)             the Aggregate Capital plus the LC Amount would exceed the Facility Limit at such time; or

(ii)            the Aggregate Capital plus the Adjusted LC Amount would exceed the Borrowing Base at such time.

(b)            Interest shall accrue on all amounts drawn under Letters of Credit for each day on and after the applicable Drawing Date so long as such drawn amounts shall have not been reimbursed to the LC Bank in accordance with Section 2.03(b).

Section 3.02.         Issuance of Letters of Credit. (a) The Borrower may request the LC Bank, upon three (3) Business Days’ prior written notice submitted on or before 1:00 p.m. (New York City time), to issue a Letter of Credit by delivering to the Administrative Agent, each Lender and the LC Bank, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Exhibit D attached hereto and an LC Request, in each case completed to the satisfaction of the Administrative Agent and the LC Bank; and such other certificates, documents and other papers and information as the Administrative Agent, the LC Bank or any Lender may reasonably request. The LC Bank agrees to issue amendments to the Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 6.02 and the other terms of this Article III.

(b)            Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Scheduled Termination Date. The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the LC Bank delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Scheduled Termination Date or (y) the LC Bank determines that any condition precedent (including, without limitation, those set forth in Sections 3.01 and Article VI) to issuing such Letter of Credit hereunder are not satisfied (other than any such condition requiring the Borrower to submit an LC Request or Letter of Credit Application in respect thereof), then the LC Bank, in the case of clause (x) above, may (or, at the written direction of any Lender, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the Borrower and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended). Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

~~(c)~~                   Section 3.03.         Requirements For Issuance of Letters of Credit. The Borrower shall authorize and direct the LC Bank to name the Borrower, an Originator or an Affiliate of an Originator as the “Applicant” or “Account Party” of each Letter of Credit.

Section 3.04.         Disbursements, Reimbursement. (a)         In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrative Agent, the Lenders and the Borrower of such request. The Borrower shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to noon (New York City time), on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank if the Borrower shall have received notice of such payment prior to 10:00 a.m. (New York City time), on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than noon (New York City time), on the Business Day immediately following the day that the Borrower receives such notice, provided that failure to receive any such notice shall not affect the Borrower's obligation to honor its Reimbursement Obligation on a timely basis and pay any interest that accrues upon failure to do so. The Borrower shall honor its Reimbursement Obligation first, from funds on deposit in the LC Collateral Account, if any, and, second, from its own funds. In connection with any drawing under a Letter of Credit, to the extent the Borrower has not reimbursed the LC Bank any Reimbursement Obligations by noon (New York City time) on the second Business Day occurring after the applicable Drawing Date, the Borrower shall be deemed to have automatically requested a Loan pursuant to Section 2.02(a) at such time, in an amount equal to the amount necessary to pay any Reimbursement Obligations owing to the LC Bank without the need for the delivery of any Loan Request and without giving effect to any notice requirements applicable to requests for Loans hereunder. The Administrative Agent and the Lenders hereby waive any notice requirements set forth in Section 2.02 in connection with any such Loan that is automatically requested in order to pay any Reimbursement Obligations owing to the LC Bank. Any notice given by the LC Bank pursuant to this Section may be oral if promptly confirmed in writing; provided that the lack of such a prompt written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(b)             If any Letters of Credit are outstanding and undrawn on the Termination Date, without limiting any rights or remedies contained in Section 10.01 or any other Transaction Document, the LC Collateral Account shall be funded from Collections (or, in the Borrower’s sole discretion, by other funds available to the Borrower) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all related fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

(c)             Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Lender shall upon any notice pursuant to Section 3.04(a) above make available to the LC Bank an amount in immediately available funds equal to its Ratable Share of the amount of the applicable drawing under a Letter of Credit. Each Lender’s payment to the LC Bank pursuant to this Section 3.04 shall be deemed to be a payment in respect of its participation in such Letter of Credit (each, a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 3.04.

(d)            Repayment of Participation Advances.

(i)             Upon (and only upon) receipt by the Administrative Agent for the account of the LC Bank of immediately available funds from the Borrower (A) in reimbursement of any payment made by the LC Bank under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by the LC Bank under such a Letter of Credit, the Administrative Agent on behalf of the LC Bank will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the LC Bank the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the LC Bank and the LC Bank’s Ratable Share of such funds.

(ii)             If the Administrative Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by Borrower to the Administrative Agent for the account of the LC Bank pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the LC Bank the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Overnight Bank Funding Rate in effect from time to time.

(e)             Nature of Participation Advance Obligations. Each Lender’s obligation in accordance with this Agreement to make Participation Advances, as contemplated by Section 3.04(c), as a result of a drawing under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 3.04(e) under all circumstances, including the following circumstances:

(i)              any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the LC Bank or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which Borrower may have against the LC Bank or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)             the failure of Borrower or any other Person to comply with the conditions specified in Sections 3.01 or 6.02, it being acknowledged that such conditions are not required for the obligation of the Lenders to make Participation Advances under Section 3.04(c);

(iii)            any lack of validity or enforceability of any Letter of Credit;

(iv)            any claim of breach of warranty that might be made by Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right which Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which any Letter of Credit was procured);

(v)             the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the LC Bank or any of its Affiliates has been notified thereof;

(vi)            payment by the LC Bank or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)           the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)           any failure by the LC Bank or any of its Affiliates to issue any Letter of Credit in the form requested by Borrower, unless the LC Bank has received written notice from Borrower of such failure within three (3) Business Days after the LC Bank shall have furnished Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)            any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower;

(x)             any breach of this Agreement or any other Transaction Document by any party thereto;

(xi)            the occurrence or continuance of an Insolvency Proceeding with respect to Borrower;

(xii)           the fact that an Event of Default or a Unmatured Default shall have occurred and be continuing;

(xiii)          the fact that the Scheduled Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 3.05.         Reserved.

Section 3.06.         Documentation. The Borrower agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for the Borrower and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. The LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 3.07.         Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 3.08.         Nature of Reimbursement Obligations. The obligations of the Borrower to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and under all circumstances, including the following circumstances:

(i)              any set-off, counterclaim, recoupment, defense or other right which the Borrower may have against any Credit Party, the Servicer, an Originator, the Performance Guarantor or any other Person for any reason whatsoever;

(ii)             the failure of the Borrower or any other Person to comply with the conditions set forth in this Agreement for making of a Loan, requests for Letters of Credit or otherwise;

(iii)            any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which the Borrower, the Performance Guarantor, the Servicer, an Originator or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against any Credit Party or any other Person for any reason whatsoever;

(iv)            any claim of breach of warranty that might be made by the Borrower, an Originator, the Servicer or any Affiliate thereof, the LC Bank or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Borrower, the LC Bank or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Affiliates of the Borrower and the beneficiary for which any Letter of Credit was procured);

(v)            the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrative Agent, the LC Bank or any Lender has been notified thereof;

(vi)            payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)           the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)          any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Borrower;

(ix)            any Material Adverse Effect;

(x)             any breach of this Agreement or any other Transaction Document by any party thereto;

(xi)            the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower, the Performance Guarantor, any Originator or any Affiliate thereof;

(xii)            the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing;

(xiii)           the fact that this Agreement or the obligations of the Borrower or the Servicer hereunder shall have been terminated; and

(xiv)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 3.09.         Indemnity. In addition to other amounts payable hereunder, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, the LC Bank, each other Credit Party and each of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which any Credit Party or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 3.10.         Liability for Acts and Omissions. As between the Borrower, on the one hand, and the Credit Parties, on the other, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, no Credit Party shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if any Credit Party shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Credit Parties, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. In no event shall the Credit Parties or their respective Affiliates, be liable to the Borrower or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation Attorney Costs), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Credit Parties and each of their respective Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Credit Parties or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Borrower, any Credit Party or any other Person.

Article IV

Settlement Procedures and Payment Provisions

Section 4.01.         Settlement Procedures. (a) The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account in the name of the Borrower and approved by the Administrative Agent), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay the purchase price for Receivables purchased by the Borrower (including by payments on the Subordinated Notes) in accordance with the terms of the Receivables Purchase Agreement (each such release, a “Reinvestment”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i)              first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Settlement Period (plus, if applicable, the amount of Servicing Fees payable for any prior Settlement Period to the extent such amount has not been distributed to the Servicer);

(ii)            second, to the Administrative Agent for further distribution to each Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Credit Party for the immediately preceding Settlement Period (including any additional amounts or indemnified amounts payable under Section 5.03 and Section 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Section 5.03 and Section 13.01 in respect of such payments) payable for any prior Settlement Period to the extent such amount has not been distributed to such Credit Party;

(iii)            third, as set forth in clause (x) or (y) below, as applicable:

(x)            prior to the occurrence of the Termination Date: ~~(i) first, to the LC Bank and the Lenders, pro rata, for the payment in full of the Aggregate Capital at such time and (ii) second,~~ to the extent that a Borrowing Base Deficit exists on such date, to the LC Collateral Account, in reduction of the Adjusted LC Amount, in an amount equal to the amount necessary ~~(after giving effect to clause (i) above)~~ to reduce the Borrowing Base Deficit to zero ($0); or

(y)           on and after the occurrence of the Termination Date: (i) first, to the Administrative Agent, for distribution to the LC Bank and the Lenders, pro rata, for the payment in full of the Aggregate Capital at such time and (ii) second, to the LC Collateral Account (a) the amount necessary to reduce the Adjusted LC Amount to zero ($0) and (b) an amount equal to the LC Fee Expectation at such time;

(iv)            fourth, to the Administrative Agent for further distribution to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and

(v)             fifth, the balance, if any, to be paid to the Borrower for its own account.

(b)            All payments or distributions to be made by the Servicer, the Borrower and any other Person to ~~the LC Bank and the Lenders hereunder~~any Credit Party (or ~~their~~its respective related ~~Affected Persons and the Borrower Indemnified~~Secured Parties), shall be paid or distributed to the Administrative Agent~~’s Account. The Administrative Agent~~ for further distribution to each applicable Lender at such account as such Lender has designated in writing to the Administrative Agent from time to time. Each Lender, upon its receipt ~~in the Administrative Agent’s Account~~ of any such payments or distributions, shall distribute such amounts to the LC Bank~~, Lenders, Affected Persons and the Borrower Indemnified~~ and such Lender’s applicable related Secured Parties ~~ratably~~; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay the LC Bank and each Lender, and each Lender shall pay such amounts to ~~the LC Bank, the Lenders, Affected Persons and the Borrower Indemnified~~such Lender’s applicable related Secured Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such related Person) among all such related Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Borrower to the Administrative Agent for the account of any Lender or other Secured Party hereunder shall be deemed to constitute payment by the Servicer or the Borrower directly to such Lender or other Secured Party. Each Lender shall provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations, payments and distributions to the Lenders and other Secured Parties hereunder.

(c)             If and to the extent ~~any Credit Party, any Affected Person~~the Administrative Agent or any ~~Borrower Indemnified~~other Secured Party shall be required for any reason to pay over to any Person (~~other than to~~including any ~~Person that is a party hereto as contemplated by this Agreement~~Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, ~~such Credit Party, such Affected Person~~the Administrative Agent or such ~~Borrower Indemnified~~other Secured Party, as the case may be, shall have a claim against the Borrower for such amount.

(d)            For the purposes of this Section 4.01:

(i)              if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between or among the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a);

(ii)             if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)            except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)            if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

Section 4.02.         Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than 12:00 Noon (New York City time) on the day when due in same day funds to the Administrative Agent~~’s Account~~.

(b)            Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

(c)            All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 4.03.         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or any other right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or Capital or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Capital and accrued Interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans (and related Capital) and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Capital of and accrued Interest on their respective Loans and other amounts owing them, provided that:

(i)              if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery; and

(ii)             the provisions of this Section 4.03 shall not be construed to apply to (x) any payment made by the Borrower-Related Parties pursuant to and in accordance with the express terms of the Transaction Documents (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans.

Each Borrower-Related Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower-Related Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower-Related Party in the amount of such participation.

Section 4.04.         Administrative Agent’s Clawback.

(a)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s share included in such Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)            Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any other Secured Parties hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Article V

Increased Costs; Funding Losses; Taxes; Illegality and Security Interest

Section 5.01.         Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person (except any such reserve requirements reflected in the Term SOFR Rate);

(ii)             subject any Affected Person to any Taxes (except to the extent such Taxes are Indemnified Taxes for which relief is sought under Section 5.03 or are Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Capital, any Letter of Credit or participation therein or (B) affecting its obligations or rights to make Loans or issue or participate in Letters of Credit;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Credit Party hereunder, (B) funding or maintaining any Capital or issuing or participating in, any Letter of Credit (or interests therein) or (C) maintaining its obligation to fund or maintain any Loan or issuing or participating in, any Letter of Credit, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)            Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document, (C) the Loans, Letters of Credit, the Letter of Credit Applications or participations in Letters of Credit, made or issued by such Affected Person or (D) any Capital, in each case taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity, then from time to time, upon request of such Affected Person, the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase in capital, reduction in rate of return on capital or capital or liquidity charge.

(c)            Adoption of Changes in Law. The Borrower acknowledges that any Affected Person may institute measures in anticipation of a Change in Law that has been adopted but is not yet effective (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document), and may commence allocating charges to or seeking compensation from the Borrower under this Section 5.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Borrower agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 5.01, without regard to whether such effective date has occurred.

(d)            Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

(e)            Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 5.01 for any increased costs, reductions, increases or charges incurred more than 180 days prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs, reductions, increases or charges and of such Affected Person’s intention to claim compensation therefor.

Section 5.02.         Funding Losses. (a) The Borrower will pay each Lender all Breakage Fees due and owing to such Lender.

(b)            A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

Section 5.03.         Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Credit Party, Affected Person or Borrower Indemnified Party) requires the deduction or withholding of any Tax from any such payment by a Credit Party, Affected Person or Borrower Indemnified Party, then the applicable Credit Party, Affected Person or Borrower Indemnified Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Credit Party, Affected Person or Borrower Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Borrower. To the extent not paid, reimbursed or compensated pursuant to Section 5.03(a), the Borrower shall indemnify each Affected Person, within ten days after delivery of the certificate referred to in the last sentences of this clause (c), for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) the excess of any Taxes that arise because any Capital is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 5.03(j) over the amount of Taxes that would have been payable had such Capital been treated by such Governmental Authority for U.S. federal, state, local or franchise tax purposes as intended under Section 5.03(j) (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person, to the extent not previously paid by the Affected Person, the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority; provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Borrower. A certificate that describes in reasonable detail the basis for the indemnified claim, along with copies of any receipts, evidence of payment or other correspondence to or from a Governmental Authority relating to or supporting such indemnified claim shall be delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, and shall be conclusive as to the amounts paid or payable absent manifest error.

(d)            Indemnification by the LC Bank and Lenders. The LC Bank and each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to the LC Bank or such Lender or any of its respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of the LC Bank or such Lender or any of their respective Affiliates that are Affected Persons to comply with Section 14.03(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to the LC Bank or such Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the LC Bank or the appliable Lender by the Administrative Agent shall be conclusive absent manifest error. The LC Bank and each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the LC Bank or such Lender or any of its respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to the LC Bank or such Lender or any of its respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.

(ii)            Without limiting the generality of the foregoing:

(A)            any Affected Person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code, and not an exempt recipient described in Section 6049(b)(4) of the Code, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Affected Person would, contingently or otherwise, become entitled to payments hereunder, and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by Applicable Laws or reasonably requested by the Borrower or the Administrative Agent certifying that such Affected Person is exempt from U.S. federal withholding Tax (including backup withholding Tax) along with such other information reasonably requested by the Borrower or the Administrative Agent as is required to meet their U.S. federal information reporting requirements;

(B)            any Affected Person that is organized under the laws of a jurisdiction other than the United States (including each State thereof and the District of Columbia) (a “Foreign Affected Person”) that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the Borrower or the Administrative Agent) on or prior to the date on which such Foreign Affected Person becomes an Affected Person with respect to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Affected Person is legally entitled to do so), whichever of the following is applicable:

(1)            in the case of such a Foreign Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Affected Person claiming that its extension of credit will generate U.S. effectively connected income, executed originals of Internal Revenue Service Form W-8ECI;

(3)            in the case of a Foreign Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form); or

(4)            to the extent such Foreign Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Foreign Affected Person is a partnership and one or more direct or indirect partners of such Foreign Affected Person are claiming the portfolio interest exemption, such Foreign Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and

(C)            any Foreign Affected Person, to the extent it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Affected Person would, contingently or otherwise, become entitled to payments hereunder, and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(g)            Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with FATCA.

(h)            Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.

(i)             Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(j)             Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat Capital under this Agreement as debt (and all Interest as interest) for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return inconsistent with the foregoing.

(k)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (k) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (k), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (k) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 5.04.         Inability to Determine Term SOFR Rate; Change in Legality .

(a)            If the LC Bank or any Lender shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) either that: (i) the Term SOFR Rate cannot be determined because it is not available or published on a current basis, (ii) adequate and reasonable means do not exist for ascertaining the Term SOFR Rate, or (iii) the Term SOFR Rate determined pursuant hereto does not accurately reflect the cost to the LC Bank or such Lender (as conclusively determined by the LC Bank or such Lender) of funding or maintaining any Capital during such day, as applicable, the LC Bank or such Lender shall promptly give telephonic notice of such determination, confirmed in writing, to the Administrative Agent and the Borrower. Upon delivery of such notice: (i) no Capital shall be funded thereafter at the Term SOFR Rate, and shall instead be funded at the Base Rate, unless and until the LC Bank or such Lender shall have given notice to the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer exist and (ii) with respect to any Capital then funded at the Term SOFR Rate, the Interest Rate with respect to such Capital shall automatically be converted to the Base Rate.

(b)            If at any time the LC Bank or any Lender shall have determined (which determination shall be final and conclusive absent manifest error) that the funding or maintenance of any Capital at or by reference to the Term SOFR Rate has been made impracticable or unlawful by compliance by the LC Bank or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), the LC Bank or such Lender shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until the LC Bank or such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Capital shall be funded thereafter at the Term SOFR Rate, and shall instead be funded at the Base Rate, unless and until the LC Bank or such Lender shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Capital then funded at the Term SOFR Rate, the Interest Rate with respect to such Capital shall automatically and immediately be converted to the Base Rate.

(c)         (i)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the then-current Benchmark, then ~~the~~(A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the LC Bank and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)             Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation ~~and administration~~ of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the LC Bank and the Lenders of (A) the implementation of any ~~occurrence of a Benchmark Transition Event and its related~~ Benchmark Replacement ~~Date~~, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of ~~any~~a Benchmark Replacement~~, (C) the effectiveness of any Conforming Changes,~~. The Administrative Agent will notify the Borrower of (~~D~~x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (~~E~~y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the LC Bank or ~~the~~any Lender (or group of Lenders) pursuant to this Section 5.04(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 5.04(c).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then the Administrative Agent may remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan or an issuance of a Letter of Credit, in each case, ~~accruing Interest at~~bearing interest based on such ~~Benchmark,~~rate or ~~a~~ conversion to or continuation of a Loan or a Letter of Credit, as the case may be, ~~accruing Interest at the Term SOFR Rate~~bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan or Letter of Credit, ~~a conversion of Loans to Loans,~~ or ~~a~~ conversion ~~of Letters of Credit to Letters of Credit, in each case, accruing Interest at the Base Rate, and, for the avoidance of doubt, all outstanding Loans and Letters of Credit accruing Interest at the Term SOFR Rate shall automatically be converted to Loans~~to a Base Rate Loan or ~~Letters~~Letter of Credit~~, as applicable, accruing Interest at the Base Rate~~. During ~~any~~a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)            Definitions. As used in this Section 5.04(c):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, ~~(x)~~ if ~~the then-current~~such Benchmark is ~~a term rate or is based on~~ a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the Term SOFR Rate applicable to a Loan or the length of ~~tenor or (y) otherwise, any payment period for Interest calculated with reference to such Benchmark, as applicable, in each case,~~an interest period pursuant to this Agreement as of such date.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event ~~and its related Benchmark Replacement Date have~~has occurred with respect to the ~~Term SOFR Rate or the~~ then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section ~~5.04(c). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~.

“Benchmark Replacement” means, ~~for~~with respect to any ~~Available Tenor,~~ Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)             the sum of: (A) Daily 1M SOFR and (B) the SOFR Adjustment; and

(2)             the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as ~~so~~ determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any ~~such~~ Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement ~~for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~, giving due consideration to ~~any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar~~-~~denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor~~(A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark ~~is available as of the applicable Benchmark Replacement Date and~~with the applicable Unadjusted Benchmark Replacement ~~will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such~~by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, ~~and~~which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)             in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,”~~,~~ the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)             in the case of clause (3) of the definition of “Benchmark Transition Event,”~~,~~ the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein~~.~~;

For the avoidance of doubt, ~~(i)~~ if ~~the event giving rise to the~~such Benchmark ~~Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to ~~any~~the then-current Benchmark:

(1)             a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)             a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 5.04(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 5.04(c).

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

~~“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrative Agent in its reasonable discretion.~~

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 5.05.         Security Interest. (a) As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect thereof and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) the LC Collateral Account and all amounts from time to time on deposit therein, (vi) all rights (but none of the obligations) of the Borrower under the Receivables Purchase Agreement, (vii) all other personal and fixture property or assets of the Borrower of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC), and (viii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b)            The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c)            Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the sole expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

Article VI

Conditions to Effectiveness and Credit Extensions

Section 6.01.         Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

Section 6.02.         Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)             in the case of a Loan (other than a Loan made with respect to Section 3.04), the Borrower shall have delivered to the Administrative Agent and each Lender a Loan Request for such Loan, and in the case of a Letter of Credit, the Borrower shall have delivered to the Administrative Agent, each Lender and the LC Bank, a Letter of Credit Application and an LC Request, in each case, in accordance with Section 2.02(a) or Section 3.02(a), as applicable;

(b)             the Servicer shall have delivered to the Administrative Agent, the LC Bank and each Lender all Information Packages required to be delivered hereunder;

(c)             the conditions precedent to such Credit Extension specified in Section 2.01 or Section 3.01(a), as applicable, shall be satisfied; and

(d)             on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)            the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)            no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)           no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and

(iv)           the Termination Date has not occurred.

Section 6.03.         Conditions Precedent to All Reinvestments. Each Reinvestment hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)            after giving effect to such Reinvestment, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest and Fees, in each case, through the date of such Reinvestment, (y) the amount of any Borrowing Base Deficit, and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Reinvestment;

(b)            the Borrower shall use the proceeds of such Reinvestment solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Receivables Purchase Agreement; and

(c)            on the date of such Reinvestment the following statements shall be true and correct (and upon the occurrence of such Reinvestment, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)      the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Reinvestment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)     no Event of Default has occurred and is continuing, and no Event of Default would result from such Reinvestment;

(iii)    no Borrowing Base Deficit exists or would exist after giving effect to such Reinvestment; and

(iv)    the Termination Date has not occurred.

Article VII

Representations and Warranties

Section 7.01.         Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred:

(a)            Organization and Good Standing. The Borrower is a limited liability company and validly existing in good standing under the laws of the State of Ohio and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)            Due Qualification. The Borrower is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. The Borrower (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)            Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)             No Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument other than this Agreement and the other Transaction Documents or (iii) violate any Applicable Law.

(f)             Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivables or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)            Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h)            Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i)             Taxes. The Borrower has filed all material Tax returns and reports required by Applicable Law to have been filed by it and has paid all material Taxes, assessments and governmental charges thereby shown to be owing by it, other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(j)             Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.

(k)            Offices; Legal Name. The Borrower’s sole jurisdiction of organization, and its “location” within the meaning of Section 9-307 of the applicable UCC, is the State of Ohio and such jurisdiction has not changed within four (4) months prior to the date of this Agreement. The office of the Borrower is located at the applicable address specified on Schedule III hereto. The legal name of the Borrower is Davey Receivables LLC.

(l)             Investment Company Act. The Borrower is not, and is not controlled by an “investment company” registered or required to be registered under the Investment Company Act. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

(m)            No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.

(n)            Accuracy of Information. All Information Packages (if prepared by the Borrower or one of its Affiliates, or to the extent that the information contained therein is supplied by the Borrower or an Affiliate of the Borrower), Loan Requests, LC Requests, Letter of Credit Applications, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(o)             Anti-~~Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Borrower’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. None of the Borrower, the Servicer or any Originator, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law~~Corruption Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Borrower-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Governmental Authority regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

(p)            Perfection Representations. (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) is and will be free of all Adverse Claims in such Collateral.

(ii)            The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)            The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.

(iv)           All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale (or, in the case of Davey Tree, contribution) of the Receivables and Related Security from each Originator to the Borrower pursuant to the Receivables Purchase Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.

(v)           Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

(vi)           Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(q)            The Lock-Boxes and Collection Accounts.

(i)             Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)            Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.

(iii)           Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.

(iv)           Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(r)             Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(s)            Compliance with Law. The Borrower has complied in all material respects with all Applicable Laws to which it may be subject.

(t)             Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(u)             Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(v)            Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w)            Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(x)             Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Reinvestment, on each Settlement Date and on the date each Information Package or other report is delivered to the Administrative Agent, the LC Bank or any Lender hereunder, the Borrower shall be deemed to have certified that (i) all representations and warranties of the Borrower hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Reinvestment.

(y)            Issuance of Debt or Other Obligations. The Borrower has not, does not and will not during this Agreement (i) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act or that may be offered for sale under Rule 144A or a similar exemption from registration under the Securities Act or the rules promulgated thereunder, or (ii) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Davey Tree for purposes of generally accepted accounting principles.

(z)            Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders for the Borrower on or prior to July 18, 2025, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of such date and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Transaction Documents.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section 7.01 shall be continuing, and remain in full force and effect until the Final Payout Date.

Section 7.02.      Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred:

(a)            Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, with the power and authority under its organizational documents and under the laws of the State of Ohio to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)            Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.

(d)            Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)            No Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other material agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other material agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) violate any Applicable Law, except to the extent that any such breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f)             Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, except, in each case that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(g)            No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

(h)            Compliance with Applicable Law. The Servicer (i) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (ii) has complied in all material respects with all Applicable Law in connection with servicing the Pool Receivables.

(i)             Accuracy of Information. All Information Packages (if prepared by the Servicer or one of its Affiliates, or to the extent that the information contained therein is supplied by the Servicer or an Affiliate of the Servicer), Loan Requests, LC Requests, Letter of Credit Applications, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(j)             Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 1500 N. Mantua St., Kent, Ohio 44240.

(k)            Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(l)             Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(m)            Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(n)            Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.

(o)            Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, each Receivables Purchase Agreement) is true and correct in all material respects as of the date when made, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date).

(p)            No Material Adverse Effect. Since December 31, 2023 there has been no Material Adverse Effect on the Servicer.

(q)            Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(r)            Anti-~~Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Servicer’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. None of the Borrower, the Servicer or any Originator, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law~~Corruption Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Borrower-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Governmental Authority regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

(s)            Financial Condition. The consolidated balance sheets of the Servicer and its consolidated Subsidiaries as of December 31, 2023 and the related statements of income and shareholders’ equity of the Servicer and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, the LC Bank and the Lenders, present fairly in all material respects the consolidated financial position of the Servicer and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(t)             Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(u)            Taxes. The Servicer has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(v)            Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w)           Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Reinvestment, on each Settlement Date and on the date each Information Package or other report is delivered to the Administrative Agent, the LC Bank or any Lender hereunder, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Reinvestment.

(bb)      Certificate of Beneficial Ownership and Other Additional Information. The Borrower shall provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with Applicable Laws (including the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.02 shall be continuing, and remain in full force and effect until the Final Payout Date.

Article VIII

Covenants

Section 8.01.      Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:

(a)            Payment of ~~Principal~~Capital and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(b)            Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Ohio, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

(c)            Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent, the LC Bank and each Lender:

(i)            Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than ninety (90) days after the close of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.

(ii)            Information Packages. (x) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month, and (y) within two (2) Business Days following a request from time to time by the Administrative Agent, an interim report on the Pool Receivables containing such information as the Administrative Agent may reasonably request.

(iii)          Other Information. Such other information (including non-financial information) as the Administrative Agent, the LC Bank or any Lender may from time to time reasonably request.

(iv)         Quarterly Financial Statements of Davey Tree. As soon as available and in no event later than fifty (50) days following the end of each of the first three (3) fiscal quarters in each of the Servicer’s fiscal years, (A) the unaudited consolidated balance sheet and statements of income of the Servicer and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Davey Tree that they fairly present in all material respects, in accordance with GAAP, the financial condition of Davey Tree and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(v)          Annual Financial Statements of Davey Tree. Within one hundred (100) days after the close of each of Davey Tree’s fiscal years, the consolidated balance sheet of Davey Tree and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of Davey Tree and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.

(vi)         Other Reports and Filings. Promptly (but in any event within ten (10) days) after the filing or delivery thereof, copies of all financial information, proxy materials, reports, if any, which Davey Tree or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.

Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative Agent, the LC Bank and each Lender on the date that such report, proxy statements or other material is posted on the SEC’s website at www.sec.gov.

(d)            Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent, the LC Bank and each Lender in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)            Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Borrower setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Borrower has taken proposes to take with respect thereto.

(ii)          Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Transaction Document to be true and correct in any material respect when made or deemed made.

(iii)         Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding on the Borrower, the Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Borrower that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(iv)         Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any material portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Borrower, the Originators at the request of the Borrower, the Servicer or the Administrative Agent.

(v)          Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of, or the filing of new, UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi)         Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator, or the Performance Guarantor, (ii) any accounting policy of the Borrower, or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)        Receivables Purchase Termination Event. The occurrence of a Receivables Purchase Termination Event under the Receivables Purchase Agreement.

(viii)       Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of the Borrower, the Servicer, any Originator or the Performance Guarantor.

(e)            Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

(f)            Compliance with Laws. The Borrower will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(g)            Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent, the LC Bank and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent, the LC Bank and each Lender may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent, the LC Bank and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clauses (i) and (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.

(h)            Payments on Receivables, Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon receipt from any Collection Account Bank of notice that such Collection Account Bank is terminating or intends to terminate any Account Control Agreement, the Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a different Collection Account or a Lock-Box that is subject to an Account Control Agreement that has not been terminated (or that the applicable Collection Account Bank does not intend to terminate).

(i)             Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.

(j)             Extension or Amendment of Pool Receivables; Compliance with Credit and Collection Policy. Except as otherwise permitted in Section 9.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(k)            Changes to Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent, the LC Bank and Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent, the LC Bank and each Lender.

(l)             Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent, the LC Bank and Required Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be directly owned by any Person other than Davey Tree. The Borrower shall provide the Administrative Agent with at least thirty (30) days’ prior written notice before making any change in the Borrower’s name or location or making any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(m)            Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(n)            Identifying of Records. The Borrower shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator to identify its master data processing records with such a legend.

(o)            Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

(p)            Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by applicable law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, except as set forth in Section 5.06(c) hereof.

(q)            Certain Agreements. Other than in connection with the Final Payout Date, without the prior written consent of the Administrative Agent, the LC Bank and Required Lenders, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Manager” (as such term is used in the Borrower’s Operating Agreement).

(r)            Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit (excluding, for the avoidance of doubt, Letters of Credit issued hereunder)) or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.

(s)            Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt (other than any Borrower Obligations), (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)            Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.

(iii)            The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 4.01 of this Agreement; provided, that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(t)            Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment (or securing) of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.

(u)            Further Assurances; Change in Name or Jurisdiction of Organization, etc. (i) The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Documents. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii)           The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii)          The Borrower shall at all times be organized under the laws of the State of Ohio and shall not take any action to change its jurisdiction of organization.

(iv)          The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may reasonably request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance reasonably satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v)            ~~OFAC. The Borrower has not used and will not use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.~~

~~(w)            Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. None of the Borrower, the Servicer or any Originator, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Credit Extension will not be derived from any unlawful activity. The Borrower shall comply with all Anti-Terrorism Laws applicable to it. The Borrower shall promptly notify the Administrative Agent, the LC Bank and each Lender in writing upon the occurrence of a Reportable Compliance Event with respect to the Borrower, the Servicer, any Originator, or any Subsidiary thereof and upon becoming aware of~~Sanctions and International Trade Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity: (i) is not a Sanctioned Person; (ii) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (iii) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Borrower-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Governmental Authority regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. No Collateral constitutes Blocked Property.

(w)            Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws; International Trade Laws. The Borrower shall:

(i)            (A) immediately notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event; (B) immediately provide substitute Collateral to the Administrative Agent if, at any time, any Collateral becomes Blocked Property; and (C) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement;

(ii)            not, and not permit any of its Subsidiaries to, do any of the following, nor permit its or their respective directors, officers, employees, agents or affiliates acting on its or their behalf in connection with this Agreement to: (A) become a Sanctioned Person; (B) directly or indirectly, provide, use, or make available the proceeds of any Credit Extension hereunder (w) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (x) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (y) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including any Credit Party, underwriter, advisor, investor, or otherwise) or (z) in violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (C) repay any Credit Extension with Blocked Property or funds derived from any unlawful activity; or (D) permit any Collateral to become Blocked Property; and

(iii)            not directly or indirectly provide, use, or make available the ~~occurrence~~proceeds of ~~a Reportable Compliance Event with respect to any other Covered Entity~~any Credit Extension hereunder to any of such Borrower-Related Party’s Subsidiaries that is not a Borrower-Related Party.

(x)            Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount; provided, that the foregoing shall not require Davey Tree to make any additional capital contributions to the Borrower.

(y)            Credit Risk Retention. The Borrower shall cooperate with each Credit Party (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Credit Party) to the extent reasonably necessary to assure such Credit Party that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Credit Party to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.

Section 8.02.      Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:

(a)            Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent, the LC Bank and each Lender:

(i)            Quarterly Financial Statements of Servicer. As soon as available and in no event later than fifty (50) days following the end of each of the first three fiscal quarters in each of the Servicer’s fiscal years, (A) the unaudited consolidated balance sheet and statements of income of the Servicer and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Davey Tree that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Servicer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(ii)            Annual Financial Statements of the Servicer. Within one hundred (100) days after the close of each of Servicer’s fiscal years, the consolidated balance sheet of the Servicer and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the Servicer and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.

(iii)            Compliance Certificates. (a) A compliance certificate promptly upon delivery to the Administrative Agent, the LC Bank and each Lender of the audited financial statements pursuant to Section 8.01(c)(v) and in no event later than one hundred (100) days after the close of the Servicer’s fiscal year, in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer, solely in his or her capacity as an officer of the Servicer, stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within fifty (50) days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer, solely in his or her capacity as an officer of the Servicer, stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.

(iv)          Information Packages. (x) As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month and (y) within two (2) Business Days following a request from time to time by the Administrative Agent, an interim report on the Pool Receivables containing such information as the Administrative Agent may reasonably request.

(v)           Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Servicer or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.

(vi)          Other Information. Such other information (including non-financial information) as the Administrative Agent, the LC Bank or any Lender may from time to time reasonably request, including any information available to the Borrower, the Servicer or any Originator as the Administrative Agent, the LC Bank or any Lender may reasonably request.

Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (a) shall be deemed to have been furnished to each of the Administrative Agent, the LC Bank and each Lender on the date that such report, proxy statements or other material is posted on the SEC’s website at www.sec.gov.

(b)            Notices. The Servicer will notify the Administrative Agent, the LC Bank and each Lender in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below)) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:

(i)            Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer has taken or proposes to take with respect thereto.

(ii)           Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made or deemed made.

(iii)          Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv)            Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any material portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Borrower, the Servicer or the Administrative Agent.

(v)           Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of, or the filing of new, UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi)          Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Performance Guarantor, (ii) any accounting policy of the Servicer or the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)        Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Servicer, the Performance Guarantor, or the Borrower.

(c)            Conduct of Business. The Servicer will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d)            Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect. The Servicer shall service the Receivables in accordance with the terms hereof and the terms of the related Contracts.

(e)            Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent, the LC Bank and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent, the LC Bank or any Lender may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent, the LC Bank and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided, that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.

(f)            Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon receipt from any Collection Account Bank of notice that such Collection Account Bank is terminating or intends to terminate any Account Control Agreement, the Servicer will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a different Collection Account or a Lock-Box that is subject to an Account Control Agreement that has not been terminated (or that the applicable Collection Account Bank does not intend to terminate).

(g)            Extension or Amendment of Pool Receivables; Compliance with Credit and Collection Policy. Except as otherwise permitted in Section 9.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(h)            Changes to Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent, the LC Bank and Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent, the LC Bank and each Lender.

(i)             Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j)             Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(k)            Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

(l)              Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations, or initial financing statements in lieu of a continuation statement or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Except in connection with the Final Payout Date, notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(m)            Further Assurances; Change in Name or Jurisdiction of Organization, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(n)            Tax Election. If the Borrower is classified as a partnership for U.S. federal income tax purposes, then as of the date that Sections 6221 through 6241 of the Code (as enacted by the Bipartisan Budget Act of 2015, P.L. 114-74), including any other Code provisions for the same subject matter, and any related regulations (adopted or proposed) and administrative guidance are first applicable to the Borrower, the Servicer (i) is designated as the partnership representative of the Borrower under Section 6223(a) of the Code to the extent allowed under law and (ii) will or will cause the Borrower, to the extent eligible, to make the election under Section 6221(b) of the Code for determinations of adjustments at the partnership level and take any other action necessary or appropriate for the election. If that election is not available, to the extent applicable, the Servicer will or will cause the Borrower to make the election under Section 6226(a) of the Code for the alternative to payment of imputed underpayment by a partnership and take any other action necessary or appropriate for the election.

(o)            ~~Anti-Money Laundering/~~Sanctions and International Trade ~~Law Compliance~~Laws. ~~No~~Each Covered Entity ~~will become a Sanctioned Person. None of the Borrower, the Servicer or any Originator, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of~~, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity: (i) is not a Sanctioned Person ~~in violation of any Anti-Terrorism Law~~; (~~b)~~ii) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions ~~with~~involving, any Sanctioned ~~Country~~Jurisdiction or Sanctioned Person ~~in~~; and (iii) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Borrower-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Governmental Authority regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. No Collateral constitutes Blocked Property.

(p)            Sanctions; Anti-~~Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Credit Extension will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws applicable to it. The Servicer shall promptly notify the Administrative Agent, the LC Bank and each Lender in writing upon the occurrence of a Reportable Compliance Event with respect to the Borrower, the Servicer, any Originator, or any Subsidiary thereof and upon becoming aware of the occurrence of a Reportable Compliance Event with respect to any other Covered Entity~~Money Laundering Laws; Anti-Corruption Laws; International Trade Laws. The Servicer shall, and shall cause each other Covered Entity to:

(i)            (A) immediately notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event; (B) immediately provide substitute Collateral to the Administrative Agent if, at any time, any Collateral becomes Blocked Property; and (C) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement;

(ii)            not, and not permit any of its Subsidiaries to, do any of the following, nor permit its or their respective directors, officers, employees, agents or affiliates acting on its or their behalf in connection with this Agreement to: (A) become a Sanctioned Person; (B) directly or indirectly, provide, use, or make available the proceeds of any Credit Extension hereunder (w) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (x) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (y) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including any Credit Party, underwriter, advisor, investor, or otherwise) or (z) in violation of any Applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (C) repay any Credit Extension with Blocked Property or funds derived from any unlawful activity; or (D) permit any Collateral to become Blocked Property; and

(iii)            not directly or indirectly provide, use, or make available the proceeds of any Credit Extension hereunder to any of such Borrower-Related Party’s Subsidiaries that is not a Borrower-Related Party.

~~(p)~~(q)    Credit Risk Retention. The Servicer shall, and shall cause each Originator to, cooperate with each Credit Party (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Credit Party) to the extent reasonably necessary to assure such Credit Party that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Credit Party to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.

Section 8.03.      Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent, the LC Bank or any Lender to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:

(a)            Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its Articles of Organization or Operating Agreement to: (i) purchasing or otherwise acquiring from an Originator, owning, holding, granting security interests or selling interests in, the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)            No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

(c)            Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Davey Tree Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Davey Tree Group), (ii) is not a customer or supplier of any member of the Davey Tree Group (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Davey Tree Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Davey Tree Group” shall mean (i) the Servicer, the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in Davey Tree, (iii) each person that controls, is controlled by or is under common control with Davey Tree, and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).

The Borrower’s Operating Agreement shall provide that: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.

The Independent Director shall not at any time serve as a trustee in bankruptcy for the Borrower, the Performance Guarantor, any Originator, the Servicer or any of their respective Affiliates.

(d)            Organizational Documents. The Borrower shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 8.01(p).

(e)            Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(f)            Compensation. Any employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that Borrower shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees; provided, that the foregoing shall not require Davey Tree to make any additional capital contributions to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.

(g)            Servicing and Costs. The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h)            Operating Expenses. The Borrower’s operating expenses will not be paid by the Servicer, the Performance Guarantor, any Originator or any Affiliate thereof and Davey Tree shall have no obligation to make additional capital contributions to the Borrower for such operating expenses.

(i)             reserved.

(j)             Books and Records. The Borrower’s books and records will be maintained separately from those of the Servicer, the Performance Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.

(k)            Disclosure of Transactions. All financial statements of the Servicer, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Security from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Security to the Administrative Agent pursuant to this Agreement, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the Servicer, the Performance Guarantor, the Originators or any Affiliate thereof.

(l)             Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer, the Performance Guarantor, the Originators or any Affiliates thereof.

(m)            Corporate Formalities. The Borrower will strictly observe corporate formalities in its dealings with the Servicer, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the Servicer, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.

(n)            Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with the Servicer, the Performance Guarantor, the Originators and any Affiliates thereof. Any such Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor the Servicer, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower, the Servicer, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(o)            Allocation of Overhead. To the extent that Borrower, on the one hand, and the Servicer, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

Article IX

Administration and Collection
of Receivables

Section 9.01.      Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Davey Tree (in accordance with this Section 9.01) of the designation of a new Servicer, Davey Tree is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the LC Bank and Required Lenders) and shall (at the direction of the LC Bank and Required Lenders) designate as Servicer any Person (including itself) to succeed Davey Tree or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)            Upon the designation of a successor Servicer as set forth in clause (a) above, Davey Tree agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Davey Tree shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c)            Davey Tree acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Credit Party have relied on Davey Tree’s agreement to act as Servicer hereunder. Accordingly, Davey Tree agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent, the LC Bank and Required Lenders.

(d)            The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, and each Credit Party shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer), and (v) if such Sub-Servicer is not an Affiliate of the Servicer, the Administrative Agent, the LC Bank and Required Lenders shall have consented in writing in advance to such delegation.

Section 9.02.      Duties of the Servicer. (a)      The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Credit Party, the amount of Collections to which each such Credit Party is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original invoice and/or due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)            The Servicer shall, as soon as reasonably practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if Davey Tree or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Davey Tree or an Affiliate thereof, shall, as soon as reasonably practicable upon written demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)            The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 9.03.      Collection Account Arrangements. Prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each Account Control Agreement to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default or the date that is five (5) Business Days prior to the date on which any Account Control Agreement will be terminated in accordance with a notice delivered to the Administrative Agent by any Collection Account Bank per the terms of such Account Control Agreement, the Administrative Agent may (with the consent of the LC Bank and Required Lenders) and shall (upon the direction of the LC Bank and Required Lenders) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account, and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

Section 9.04.      Enforcement Rights. (a)      At any time following the occurrence and during the continuation of an Event of Default:

(i)            the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii)            the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)            the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv)           assume exclusive control of each Collection Account and notify the Collection Account Banks that the Borrower and the Servicer will no longer have any access to the Collection Accounts;

(v)            the Administrative Agent may (or, at the direction of the LC Bank and Required Lenders shall) replace the Person then acting as Servicer;

(vi)           the Administrative Agent may collect any amounts due from an Originator under the Receivables Purchase Agreement or the Performance Guarantor under the Performance Guaranty; and

(vii)          the Administrative Agent may cause Settlement Dates to occur as frequently as daily and apply all Collections to reduce the Borrower Obligations in accordance with the priorities set forth in Section 4.01.

(b)            The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)            The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 9.05.      Responsibilities of the Borrower. (a) Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.

(b)            Davey Tree hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Davey Tree shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Davey Tree conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Davey Tree its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01).

Section 9.06.      Servicing Fee. (a) Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)            If the Servicer ceases to be Davey Tree or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

Article X

Events of Default

Section 10.01.    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)            (i) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement contained in Sections 8.01(d)(i), (i), (l) or (s) or 8.02(b)(i) of this Agreement to be performed or observed by the Borrower, such Originator, the Performance Guarantor or the Servicer, as applicable, (ii) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days, (iii) Davey Tree shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed, or (iv) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by the Borrower, such Originator or the Servicer, as applicable (other than any such failure which would constitute an Event of Default under another provision of this Section 10.01), and such failure, solely to the extent capable of cure, shall continue for five (5) Business Days; or

(b)            any representation or warranty made or deemed made by the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, any Originator, the Performance Guarantor or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(c)            the Borrower or the Servicer shall fail to deliver an Information Package pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(d)            (i) the Receivables Purchase Agreement ceases to create a valid and enforceable first priority perfected ownership interest in the Receivables, the Related Security or Collections in favor of the Borrower or (ii) this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason (other than through an affirmative action of the Administrative Agent) cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim;

(e)            the Borrower, any Originator, the Performance Guarantor or the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Borrower, any Originator, the Performance Guarantor or the Servicer and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Originator, the Performance Guarantor or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)            (i) the average for three (3) consecutive Fiscal Months of: (A) the Default Ratio shall exceed 5.00%, (B) the Delinquency Ratio shall exceed 12.50% or (C) the Dilution Ratio shall exceed 5.00%, or (ii) the Six-Month Average Days’ Sales Outstanding shall exceed 70 days for any Fiscal Month;

(g)            a Change in Control shall occur;

(h)            a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) consecutive Business Days;

(i)            (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt (other than the Borrower Obligations and Debt under the Subordinated Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount in excess of $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); or (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this paragraph) and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any lender thereunder;

(j)            the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty and such failure continues beyond any applicable grace period;

(k)            the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Borrower’s board of managers or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of managers as required pursuant to Section 8.03(c) of this Agreement;

(l)             there shall have occurred any event which materially adversely impairs, in the reasonable discretion of Administrative Agent, the collectability of the Pool Receivables generally or any material portion thereof;

(m)            [reserved];

(n)            either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, any Originator or the Servicer or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any material portion of the assets of the Borrower, any Originator, the Performance Guarantor or the Servicer;

(o)            (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(p)            a Material Adverse Effect shall occur with respect to the Borrower, any Originator, the Performance Guarantor or the Servicer;

(q)            a Receivables Purchase Termination Event shall occur under the Receivables Purchase Agreement;

(r)             the Borrower shall be required to register as an “investment company” within the meaning of the Investment Company Act;

(s)            any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective Affiliates) shall so state in writing; or

(t)            one or more judgments or decrees shall be entered against the Borrower, any Originator, the Performance Guarantor or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000 (or solely with respect to the Borrower, $13,500);

then, and in any such event, the Administrative Agent may (or, at the direction of the LC Bank and Required Lenders shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred) and (y) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.

Article XI

The Administrative Agent

Section 11.01.    Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

Section 11.02.    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.03.    Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

Section 11.04.    Indemnification of Administrative Agent. The LC Bank and each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that neither the LC Bank nor any Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

Section 11.05.    Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.06.    Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the LC Bank and Required Lenders and assurance of its indemnification by the LC Bank and Required Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the LC Bank and Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of the LC Bank and Required Lenders or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of the LC Bank and Required Lenders, then the Administrative Agent may take action based upon the advice or concurrence of the LC Bank and Required Lenders.

Section 11.07.    Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Credit Party. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

Section 11.08.    Non-Reliance on Administrative Agent and Other Parties. (a) Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

(b)            Each Credit Party acknowledges and agrees that neither such Credit Party, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Credit Party’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law, any Anti-Corruption Law or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the Borrower-Related Parties, their Affiliates or their agents, the Transaction Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Applicable Laws.

Section 11.09.    Successor Administrative Agent. (a) The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Credit Party, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the LC Bank and Required Lenders as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the LC Bank and Required Lenders, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the LC Bank and Required Lenders within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)            Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

Section 11.10.    Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

Section 11.11.    Erroneous Payments .

(a)            If the Administrative Agent notifies a Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party (any Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Credit Party, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Credit Party or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Credit Party or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Credit Party or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.11(b).

(c)            Each Credit Party or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Credit Party or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Credit Party or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations or any other obligations owed by any Borrower-Related Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower-Related Party for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 11.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.

Article XII

Reserved

Article XIII

Indemnification

Section 13.01.    Indemnities by the Borrower. Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or any Credit Extension or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (x) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted primarily from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, (y) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts result from a claim by the Borrower against a Borrower Indemnified Party for a material breach by such Borrower Indemnified Party of its obligations under any Transaction Document, and (z) Taxes that are covered by Section 5.03. Without limiting or being limited by the foregoing, the Borrower shall pay on written demand (which demand shall be accompanied by documentation of the Borrower Indemnified Amounts in reasonable detail) (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (x), (y) and (z) above):

(i)             any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(ii)            any written representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package or any other written information or report (other than projections, forward-looking statements and information of a general economic or industry nature) delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)           the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)           the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;

(v)            the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;

(vi)           any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable or to deliver timely an invoice with respect to any Receivable to the related Obligor;

(vii)          any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(viii)         the commingling of Collections of Pool Receivables at any time with other funds;

(ix)            any investigation, litigation or proceeding (actual or threatened) (other than in connection with disputes solely between Borrower Indemnified Parties and in each case not involving any action or inaction by Borrower or its Affiliates in violation of this Agreement or any other Transaction Document) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extension or in respect of any Pool Receivable or other Collateral or any related Contract;

(x)             any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xi)            any setoff with respect to any Pool Receivable;

(xii)           any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;

(xiii)          the failure by the Borrower to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

(xiv)         any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;

(xv)          any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable or the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvi)         any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;

(xvii)        the use of proceeds of any Credit Extension or the usage of any Letter of Credit; or

(xviii)       any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b)            Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Borrower’s indemnification obligations in clauses (ii), (iii), (vi) and (x) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

(c)            If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 13.01 shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.

(d)            Any indemnification or contribution under this Section 13.01 shall survive the termination of this Agreement.

Section 13.02.      Indemnification by the Servicer. (a)      The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”), excluding (i) Servicer Indemnified Amounts to the extent a final, non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Taxes that are covered by Section 5.03, (iii) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts result primarily from a claim brought by the Servicer against a Servicer Indemnified Party for a material breach by such Servicer Indemnified Party of its obligations under any Transaction Document, and (iv) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii), (iii) and (iv) above):

(i)             any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package or any other information or report (other than projections, forward-looking statements and information of a general economic or industry nature) delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii)            the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract;

(iii)           any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document to which it is a party in its capacity as Servicer; or

(iv)           the commingling of Collections of Pool Receivables at any time with other funds.

(b)            If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.

(c)            Any indemnification or contribution under this Section 13.02 shall survive the termination of this Agreement.

Article XIV

Miscellaneous

Section 14.01.      Amendments, Etc. (a) No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower, the Servicer or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent, the LC Bank and Required Lenders (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Lender:

(i)             change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Maturity Date, Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;

(ii)            reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(iii)           change any Event of Default;

(iv)           release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(v)            release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(vi)           change any of the provisions of this Section 14.01 or the definition of “Required Lenders”; or

(vii)          change the order of priority in which Collections are applied pursuant to Section 4.01(a).

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Lender or delay the dates on which any such Fees are payable, in either case, without the consent of such Lender, and (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender..

Section 14.02.      Notices, Etc. (a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

(b)            Platform.

(i)             Each of the Borrower and the Servicer agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Credit Parties by posting the Communications on the Platform.

(ii)            The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower-Related Party, any Credit Party or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower-Related Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any other Credit Party by means of electronic communications pursuant to this Section, including through the Platform.

Section 14.03.      Assignability; Addition of Lenders; Participations. (a) Assignment by Lenders. Each Lender may assign to any Eligible Assignee or to any other Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however, that

(i)             except for an assignment by a Lender to either an Affiliate of such Lender or any other Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or an Unmatured Event of Default has occurred and is continuing);

(ii)            each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)           the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Lender’s Commitment; and

(iv)           the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)            Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitment of each Lender and the aggregate Capital (and stated Interest) of each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, and the other Credit Parties may treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the LC Bank, or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)            Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Lender and an Eligible Assignee or assignee Lender, as applicable, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.

(d)            Participations. The LC Bank and each Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Capital owned by it); provided, however, that:

(i)             the LC Bank’s or such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and

(ii)            the LC Bank’s or such Lender’s shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Administrative Agent, the LC Bank, the Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with the LC Bank or such Lender in connection with the LC Bank’s or such Lender’s rights and obligations under this Agreement.

(e)            Participant Register. The LC Bank and each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Capital or other obligations under this Agreement (the “Participant Register”); provided that neither the LC Bank nor any Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the LC Bank and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided that in the case of an assignment to a Person that is neither an Affiliate of the Administrative Agent nor the LC Bank nor any Lender hereunder, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).

(g)            Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, the LC Bank and Required Lenders (such consent to be provided or withheld in the sole discretion of such Person).

(h)            Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Credit Party or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

(i)            Transfer Restriction. No right or obligation of the LC Bank may be transferred or assigned other than through the Register or Participant Register, as applicable. Any attempt to transfer an interest of the LC Bank other than through the Register or Participant Register, as applicable, will not be recognized by the Borrower or the Administrative Agent.

Section 14.04.      Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on written demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on written demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.

Section 14.05.      No Proceedings. The Servicer hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.

Section 14.06.      Confidentiality. (a) Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent, the LC Bank and Required Lenders may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

(b)            Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, the LC Bank, any Lender or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v) above, the Administrative Agent, the LC Bank and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, the LC Bank and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

(c)            As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources (other than any Credit Party), insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)            Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

Section 14.07.      Governing Law. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof, except to the extent that the perfection, the effect of perfection or priority of the interests of Administrative Agent, the LC Bank or any Lender in the collateral is governed by the laws of a jurisdiction other than the State of New York).

Section 14.08.      Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 14.09.      Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.02, 5.03, 11.04, 11.06, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.10, and 14.13 shall survive any termination of this Agreement.

Section 14.10.      Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York City, New York in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. Each of the Borrower and the Servicer hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing in this Section 14.10 shall affect the right of the Administrative Agent or any other credit party to bring any action or proceeding against the Borrower or the Servicer or any of their respective property in the courts of other jurisdictions. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)            Each of the Borrower and the Servicer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 14.02. Nothing in this Section 14.10 shall affect the right of the Administrative Agent or any other Credit Party to serve legal process in any other manner permitted by applicable law.

Section 14.11.      Waiver of Jury Trial. Each party hereto hereby waives, to the maximum extent permitted by applicable law, trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this agreement or any other Transaction Document.

Section 14.12.      Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.13.      Limitation of Liability. (a)      No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b)            The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

Section 14.14.      Intent of the Parties. The Borrower has structured this Agreement with the intention that the Capital, the issuance and usage of Letters of Credit and the other obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by applicable law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

Section 14.15.      USA Patriot Act Notice. Each ~~of~~Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and ~~each~~not on behalf of ~~the other Credit Parties~~any Lender) hereby notifies ~~the~~ Borrower ~~and the Servicer~~-Related Parties that pursuant to the requirements of the USA ~~Patriot~~PATRIOT Act, ~~Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Administrative Agent and the other Credit Parties may be~~it is required to obtain, verify and record information that identifies the Borrower~~, the Originators, the Servicer and the Performance Guarantor~~-Related Parties, which information includes the name~~,~~ and address~~, tax identification number~~ of Borrower-Related Parties and other information ~~regarding the Borrower, the Originators, the Servicer and the Performance Guarantor~~ that will allow ~~the~~such Lender or Administrative Agent ~~and the other Credit Parties~~, as applicable, to identify the Borrower~~, the Originators, the Servicer and the Performance Guarantor~~-Related Parties in accordance with the ~~Patriot~~USA PATRIOT Act. ~~This notice is given in accordance with the requirements of the Patriot Act. Each of the Borrower and the Servicer agrees to provide~~The Borrower shall, promptly following a request by the Administrative Agent ~~and each other Credit Party, from time to time, with~~or any Lender, provide all documentation and other information ~~required by bank regulatory authorities~~that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including~~, without limitation,~~ the ~~Patriot~~USA PATRIOT Act.

Section 14.16.      Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff; provided further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Borrower Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 14.17.      Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by U.S. Federal, state or foreign law, including the Bankruptcy Code, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 14.18.      Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

Section 14.19.      Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 14.20.      Acknowledgement and Consent to Bail-In of Affected Financial Institutions . Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion powers of the applicable Resolution Authority.

Section 14.21.      Acknowledgement Regarding Any Supported QFCs . To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Signature Pages Follow

In Witness Whereof, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Davey Receivables LLC

By:
Name:
Title:

The Davey Tree Expert Company,
as the Servicer

By:
Name:
Title:

[Signature Page to Receivables Financing Agreement]

PNC Bank, National Association,
as Administrative Agent

By:
Name:
Title:

PNC Bank, National Association,
as the LC Bank and as a Lender

By:
Name:
Title:

PNC Capital Markets LLC,
as Structuring Agent

By:
Name:
Title:

WELLS FARGO BANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to Receivables Financing Agreement]

Exhibit A

Form of [Loan Request] [LC Request]

[Letterhead of Borrower]

[Date]

[Administrative Agent]

Re:      [Loan Request] [LC Request]

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of May 9, 2016, among Davey Receivables LLC (the “Borrower”), The Davey Tree Expert Company, as Servicer (the “Servicer”), the Lenders party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and as the LC Bank (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this [Loan Request] [LC Request] and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

[This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 20__]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].]

[This letter constitutes an LC Request pursuant to Section 3.02(a) of the Agreement. The Borrower hereby request that the LC Bank issue a Letter of Credit with a face amount of [$_______] on [_____, 20__]. After giving effect to such issuance, the LC Amount will be [$_______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)             the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)            no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)           no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and

(iv)           the Termination Date has not occurred.

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

Davey Receivables LLC

By:
Name:
Title:

Exhibit B

Fiscal Month

The Davey Tree Expert Company
Month End Dates through 2031

~~Fiscal Year 2022~~		~~Fiscal Year 2023~~		~~Fiscal Year 2024~~		~~Fiscal Year 2025~~
~~Month End Date~~	~~Wks~~	~~Month End Date~~	~~Wks~~	~~Month End Date~~	~~Wks~~	~~Month End Date~~	~~Wks~~
~~1/29/22~~	~~4~~	~~1/28/23~~	~~4~~	~~1/27/24~~	~~4~~	~~1/25/25~~	~~4~~
~~2/26/22~~	~~4~~	~~2/25/23~~	~~4~~	~~2/24/24~~	~~4~~	~~2/22/25~~	~~4~~
~~4/2/22~~	~~5~~	~~4/1/23~~	~~5~~	~~3/30/24~~	~~5~~	~~3/29/25~~	~~5~~
~~4/30/22~~	~~4~~	~~4/29/23~~	~~4~~	~~4/27/24~~	~~4~~	~~4/26/25~~	~~4~~
~~5/28/22~~	~~4~~	~~5/27/23~~	~~4~~	~~5/25/24~~	~~4~~	~~5/24/25~~	~~4~~
~~7/2/22~~	~~5~~	~~7/1/23~~	~~5~~	~~6/29/24~~	~~5~~	~~6/28/25~~	~~5~~
~~7/30/22~~	~~4~~	~~7/29/23~~	~~4~~	~~7/27/24~~	~~4~~	~~7/27/25~~	~~4~~
~~8/27/22~~	~~4~~	~~8/26/23~~	~~4~~	~~8/24/24~~	~~4~~	~~8/23/25~~	~~4~~
~~10/1/22~~	~~5~~	~~9/30/23~~	~~5~~	~~9/28/24~~	~~5~~	~~9/27/25~~	~~5~~
~~10/29/22~~	~~4~~	~~10/28/23~~	~~4~~	~~10/26/24~~	~~4~~	~~10/25/25~~	~~4~~
~~12/3/22~~	~~5~~	~~12/2/23~~	~~5~~	~~11/30/24~~	~~5~~	~~11/29/25~~	~~5~~
~~12/31/22~~	~~4~~	~~12/30/23~~	~~4~~	~~12/28/24~~	~~4~~	~~12/27/25~~	~~4~~
~~Wks in Year~~	~~52~~	~~Wks in Year~~	~~52~~	~~Wks in Year~~	~~52~~	~~Wks in Year~~	~~52~~

Fiscal Year 2025		Fiscal Year 2026		Fiscal Year 2027		Fiscal Year 2028
Month End Date	Wks	Month End Date	Wks	Month End Date	Wks	Month End Date	Wks
~~1/24/26~~1/25/25	4	~~1/30/27~~1/24/26	4	~~1/29/28~~1/30/27	4	1/29/28	4
~~2/21/26~~2/22/25	4	~~2/27/27~~2/21/26	4	~~2/26/28~~2/27/27	4	2/26/28	4
~~3/28/26~~3/29/25	5	~~4/3/27~~3/28/26	5	~~4/1/28~~4/3/27	5	4/1/28	5
~~4/25/26~~4/26/25	4	~~5/1/27~~4/25/26	4	~~4/29/28~~5/1/27	4	4/29/28	4
~~5/23/26~~5/24/25	4	~~5/29/27~~5/23/26	4	~~5/27/28~~5/29/27	4	5/27/28	4
~~6/27/26~~6/28/25	5	~~7/3/27~~6/27/26	5	~~7/1/28~~7/3/27	5	7/1/28	5
~~7/25/26~~7/27/25	4	~~7/31/27~~7/25/26	4	~~7/29/28~~7/31/27	4	7/29/28	4
~~8/22/26~~8/23/25	4	~~8/28/27~~8/22/26	4	~~8/26/28~~8/28/27	4	8/26/28	4
~~9/26/26~~9/27/25	5	~~10/2/27~~9/26/26	5	~~9/30/28~~10/2/27	5	9/30/28	5
~~10/24/26~~10/25/25	4	~~10/30/27~~10/24/26	4	~~10/28/28~~10/30/27	4	10/28/28	4
~~11/28/26~~11/29/25	5	~~12/4/27~~11/28/26	5	~~12/4/28~~12/4/27	5	12/4/28	5
~~1/2/27~~12/27/25	~~5~~4	~~1/1/28~~1/2/27	~~4~~5	~~1/2/29~~1/1/28	4	1/2/29	4
Wks in Year	~~53~~52	Wks in Year	~~52~~53	Wks in Year	52	Wks in Year	52

Fiscal Year 2029		Fiscal Year 2030		Fiscal Year 2031
Month End Date	Wks	Month End Date	Wks	Month End Date	Wks
1/27/29	4	1/26/30	4	1/25/31	4
2/24/29	4	2/23/30	4	2/22/31	4
3/31/29	5	3/30/30	5	3/29/31	5
4/28/29	4	4/27/30	4	4/26/31	4
5/26/29	4	5/25/30	4	5/24/31	4
6/30/29	5	6/29/30	5	6/28/31	5
7/28/29	4	7/27/30	4	7/26/31	4
8/25/29	4	8/24/30	4	8/23/31	4
9/29/29	5	9/28/30	5	9/27/31	5
10/27/29	4	10/26/30	4	10/25/31	4
12/1/29	5	11/30/30	5	11/29/31	5
12/29/29	4	12/28/30	4	12/27/31	4
Wks in Year	52	Wks in Year	52	Wks in Year	52

Exhibit C

Reserved

Exhibit D

Form of Letter of Credit Application

(Attached)

Exhibit E

Credit and Collection Policy

(Attached)

Exhibit F

Form of Information Package

(Attached)

Exhibit G

Form of Compliance Certificate

To: PNC Bank, National Association, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of May 9, 2016, among Davey Receivables LLC (the “Borrower”), The Davey Tree Expert Company, as Servicer (the “Servicer”), the Lenders party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and as the LC Bank (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned hereby certifies that:

1.              I am the duly elected ________________of the Servicer.

2.              I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.

3.              The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.              Schedule I attached hereto sets forth financial statements of the Servicer and its Subsidiaries for the period referenced on such Schedule I.

[5.             Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Servicer has taken, is taking, or proposes to take with respect to each such condition or event:]

The foregoing certifications are made and delivered this ______ day of ______________, 202_.

The Davey Tree Expert Company

By:
Name:
Title:

Schedule I
to Compliance Certificate

A.            Schedule of Compliance as of ___________________, 202_ with Section(s) ____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the [quarter] [fiscal year] ended: __________________.

B.            The following financial statements of the Servicer and its Subsidiaries for the period ending on ______________, 202_, are attached hereto:

Exhibit H

Closing Memorandum

(Attached)

Exhibit I

~~Form of Aggregate Commitment Increase Request~~[Reserved]

~~_____________, 202__~~

~~To:~~	~~PNC Bank, National Association, as Administrative Agent for the LC Bank and the Lenders party to the Receivables Financing Agreement dated as of May 9, 2016 (as extended, renewed, amended or restated from time to time, the “Financing Agreement”), among Davey Receivables LLC (the “Borrower”), The Davey Tree Expert Company, as initial Servicer, the LC Bank thereunder, the Lenders from time to time thereto, PNC Capital Markets LLC, as Structuring Agent and PNC Bank, National Association, as Administrative Agent. Capitalized terms defined in the Financing Agreement are used herein with the same meanings.~~

~~Ladies and Gentlemen:~~

~~The undersigned, Davey Receivables LLC (the “Borrower”) hereby refers to the Financing Agreement and requests that the Administrative Agent, the LC Bank and each Lender consent to an increase in the Facility Limit (the “Aggregate Facility Limit Increase”), in accordance with Section 2.05 of the Financing Agreement, to be effected by an increase in the Commitment of the LC Bank or such Lender, as appliable, under the terms of the Financing Agreement.~~

~~The Borrower requests that the Aggregate Facility Limit Increase become effective on _____, 202__~~1 ~~(the “Aggregate Facility Limit Increase Date”), and after giving effect to such requested Aggregate Facility Limit Increase, the Commitment of the LC Bank and each Lender shall be $_____________ and $______________, respectively.~~

~~The requested Aggregate Facility Limit Increase shall be effective on the later of (i) the Aggregate Facility Limit Increase Date and (ii) the date on which the executed consent of the Administrative Agent, the LC Bank and each Lender to this Aggregate Facility Limit Increase is received and the conditions to any such increase in the Facility Limit set forth in Section 2.05 of the Financing Agreement are satisfied. It shall be a condition to the effectiveness of the Aggregate Facility Limit Increase that all expenses referred to in Section 2.05 of the Financing Agreement shall have been paid to the extent invoiced. Upon the satisfaction of the conditions to such Aggregate Facility Limit Increase, the Borrower hereby agrees to pay to the LC Bank and the Lenders a fee equal to [$______] on or before the date on which the requested Aggregate Facility Limit Increase becomes effective.~~

~~The Borrower hereby certifies that no Unmatured Event of Default or Event of Default has occurred and is continuing and that each of the conditions precedent to Credit Extensions set forth in Section 6.02 of the Financing Agreement are satisfied as of the date hereof and shall be satisfied immediately after giving effect to such Aggregate Facility Limit Increase.~~

~~1 To be at least 10 Business Days after the date of the delivery of the Aggregate Facility Limit Increase Request.~~

~~Please indicate the Administrative Agent’s, the LC Bank’s and each Lender’s consent to such Aggregate Commitment Increase by signing the enclosed copy of this letter in the space provided below. This Aggregate Commitment Increase request, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof.~~

~~Signature page follows~~

~~Very truly yours,~~

~~Davey Receivables LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~The undersigned hereby consents on this __ day of _____________, 202__ to the above-requested Aggregate Facility Limit Increase.~~

~~PNC Bank, National Association,~~

~~as Administrative Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~PNC Bank, National Association,~~

~~as the LC Bank and a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~[LENDERS]~~

Exhibit J

Form of Assignment and Acceptance Agreement

Dated as of ___________, 20__

Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [__________]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under that certain Receivables Financing Agreement, dated as of May 9, 2016 among Davey Receivables LLC (the “Borrower”), The Davey Tree Expert Company, as Servicer (the “Servicer”), the Lenders party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), the Lender and as the LC Bank (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

Signature Pages Follow

Assignor: [_________]

By:
Name:
Title:

Assignee: [_________]

By:
Name:
Title:

[Address]

Accepted as of date first above written:

PNC Bank, National Association,

as Administrative Agent

By:
Name:
Title:

DAVEY RECEIVABLES LLC,

as Borrower

By:
Name:
Title:

Schedule I

Commitments

Party	Capacity	Commitment
PNC	LC Bank and Lender	$125,000,000
WELLS FARGO BANK, N.A.	Lender	$50,000,000

Sixth Amended and Restated Fee Letter

July 18, 2025

The Davey Tree Expert Company

1500 North Mantua Street

Kent, Ohio 44240

Re:      Sixth Amended and Restated Fee Letter – Receivables Financing Agreement

Ladies and Gentlemen:

This Sixth Amended and Restated Fee Letter (as amended, restated, supplemented or otherwise modified from time to time, this “Fee Letter”) sets forth certain fees payable by Davey Receivables LLC (the “Borrower”), in connection with that certain Receivables Financing Agreement Amendment No. 13, dated as of the date hereof, among the Borrower, The Davey Tree Expert Company, as Servicer (the “Servicer”), PNC Bank, National Association (“PNC”), as LC Bank (in such capacity, the “LC Bank”), the Lenders party hereto and PNC, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings assigned thereto in that certain Receivables Financing Agreement dated as of May 9, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”) among the Borrower, the Servicer, the LC Bank, the Lenders from time to time party thereto, the Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent. This Fee Letter is one of the “Fee Letters” referred to in Section 3.05(b) of the Receivables Financing Agreement.

The Borrower hereby agrees to pay the following fees:

(a)            An “Upfront Fee” in an amount equal to $87,500, which Upfront Fee shall be paid by wire transfer of immediately available funds on or prior to the date hereof to the Administrative Agent for the account of the Lenders (based on their Ratable Share).

(b)            A “Commitment Fee” payable to the Administrative Agent, for the benefit of each Lender (based on their Ratable Share), for each day in an amount equal to the product of (i) the Commitment Fee Rate, times (ii) the excess, if any of (x) the Facility Limit on such day over (y) the Total Usage on such day, times (iii) 1/360. The Commitment Fee shall accrue on each day from the date of this Fee Letter to (but excluding) the Maturity Date and shall be payable in arrears on each Settlement Date for the prior Settlement Period (or portion thereof) most recently ended and on the Maturity Date; provided that the Commitment Fee will not begin to accrue with respect to a Lender until the date such Lender becomes a Credit Party; provided further, however, that any Defaulting Lender’s right to receive Commitment Fees shall be subject to the terms of Section 2.06 of the Receivables Financing Agreement. As used herein, (i) the “Commitment Fee Rate” shall equal (A) 0.35% per annum for each day in which the Total Usage is greater than or equal to 50.0% of the Facility Limit, and (B) 0.45% per annum for each day in which the Total Usage is less than 50.0% of the Facility Limit and (ii) “Total Usage” shall equal the Aggregate Capital plus the LC Amount.

(c)            An “LC Fee” payable to the Administrative Agent, for the benefit of the LC Bank (based on its Ratable Share) and each Lender (based on their Ratable Share), for each day in an amount equal to the product of (i) 0.90% per annum, times (ii) the sum of (x) the face amount of all Letters of Credit outstanding on such day and (y) any Outstanding Reimbursement Obligations, times (iii) 1/360. A “Fronting Fee” payable to the LC Bank in an amount equal to the product of (i) 0.10%, times (ii) the face amount of all Letters of Credit issued each day. The LC Fee and the Fronting Fee shall accrue from the date of this Fee Letter to (but excluding) the Maturity Date and shall be payable in arrears on each Settlement Date for the prior Settlement Period (or portion thereof) most recently ended and on the Maturity Date; provided that the LC Fee will not begin to accrue with respect to a Lender until the date such Lender becomes a Credit Party.

(d)            A “Drawn Fee” payable to the Administrative Agent, for the benefit of each Lender, for each day in an amount equal to the product of (i) 0.90% per annum, times (ii) the aggregate outstanding Loans of such Lender on such day, times (iii) 1/360. The Drawn Fee shall accrue from the date of this Fee Letter to (but excluding) the Maturity Date and shall be payable in arrears on each Settlement Date for the prior Settlement Period (or portion thereof) most recently ended and on the Maturity Date.

Each of the fees payable by the Borrower hereunder will be (and shall be deemed to be for all purposes) fully earned as of the day on which it accrues, and none of the foregoing fees, once paid, shall be refundable under any circumstances. For the avoidance of doubt, each of the fees payable by the Borrower hereunder are payable in addition to, and not in lieu of, any other fees or amounts payable by the Borrower under, or in connection with, the Receivables Financing Agreement and the other Transaction Documents.

This Fee Letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. Each party agrees that this Fee Letter and any documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Fee Letter and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

This Fee Letter amends and restates in its entirety that certain Fifth Amended and Restated Fee Letter dated as of July 19, 2024 (the “Prior Fee Letter”), among the parties hereto and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Prior Fee Letter. This Fee Letter contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and the payment of the fees specified above and shall (together with each of the other documents related hereto) constitute the entire agreement among the parties hereto with respect thereto superseding all prior oral or written understandings.

This Fee Letter may only be amended, restated, supplemented or otherwise modified by a written instrument, signed by each of the parties hereto. This Fee Letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or obligations under this Fee Letter without the prior written consent of each of the parties hereto.

This Fee Letter, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). Each party hereto hereby irrevocably submits to the non-exclusive Jurisdiction of any New York State or Federal Court sitting in New York City, New York in any action or proceeding arising out of or relating to this Fee Letter, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal Court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Signature Pages Follow]

Please evidence your agreement to the terms of this Fee Letter by signing the enclosed copy and returning it to the undersigned.

Very truly yours,

PNC Capital Markets LLC, as Structuring Agent

By:	/s/ Michael Ferragonio
	Name:	Michael Ferragonio
	Title:	Managing Director

PNC Bank, National Association, as LC Bank, a Lender and as Administrative Agent

By:	/s/ Michael Ferragonio
	Name:	Michael Ferragonio
	Title:	Senior Vice President

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Jonathan Rico
	Name:	Jonathan Rico
	Title:	Executive Director

[Signature Page to Sixth Amended and Restated Fee Letter]

Acknowledged and Agreed to as of the date first above written

Davey Receivables LLC

By:	/s/ Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Senior Vice President and Treasurer

[Signature Page to Sixth Amended and Restated Fee Letter]